As filed with the Securities and Exchange Commission on October 22, 1998


                                File No. 811-9130

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM N-1A

                        REGISTRATION STATEMENT UNDER THE
                         INVESTMENT COMPANY ACT OF 1940

                                Amendment No. 13

                             SCHRODER CAPITAL FUNDS

                               Two Portland Square
                              Portland, Maine 04101
                                  207-879-1900

                             Cheryl O. Tumlin, Esq.
                       Forum Administrative Services, LLC
                               Two Portland Square
                              Portland, Maine 04101

                                   Copies to:

                            Timothy W. Diggins, Esq.
                                  Ropes & Gray
                             One International Place
                           Boston, Massachusetts 02110

                              Carin Muhlbaum, Esq.
                 Schroder Capital Management International Inc.
                         787 Seventh Avenue, 34th Floor
                            New York, New York 10019




                                EXPLANATORY NOTE

This Registration Statement is being filed by Registrant pursuant to Section 8 of the Investment Company Act of 1940, as amended. Beneficial interests in the series of Registrant are not being registered under the Securities Act of 1933, as amended, because such interests are issued solely in private placement transactions that do not involve any "public offering" within the meaning of
Section 4(2) of that act. Investments in a series of the Registrant may be made only by certain institutional investors, whether organized within or outside the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations or partnerships). This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in any series of Registrant.

                                     PART A
                         (PRIVATE PLACEMENT MEMORANDUM)

                             SCHRODER CAPITAL FUNDS
                                    --------

             SCHRODER EMERGING MARKETS FUND INSTITUTIONAL PORTFOLIO


                                OCTOBER 22, 1998

                                  INTRODUCTION

Schroder Capital Funds (the "Trust") is registered as an open-end management investment company under the Investment Company Act of 1940 (the "1940 Act"). The Trust is authorized to offer beneficial interests ("Interests") in separate series, each with a distinct investment objective and policies. The Trust currently offers eight portfolios: International Equity Fund, Schroder EM Core Portfolio, Schroder International Smaller Companies Portfolio, Schroder U.S. Smaller Companies Portfolio, Schroder Emerging Markets Fund Institutional Portfolio, Schroder Global Growth Portfolio, Schroder Japan Portfolio, and Schroder Asian Growth Fund Portfolio. Additional portfolios may be added in the future. This Part A relates to Schroder Emerging Markets Fund Institutional Portfolio (the "Portfolio"). Schroder Capital Management International Inc.
("SCMI") is the Portfolio's investment adviser. The Portfolio is "non-diversified."

Interests in the Portfolio are offered exclusively to various qualified investors (including other investment companies) on a no-load basis as described under "General Description of Registrant." Interests in the Portfolio are not offered publicly and, accordingly, are not registered under the Securities Act of 1933 (the "1933 Act").

                        GENERAL DESCRIPTION OF REGISTRANT

The Trust was organized as a business trust under the laws of the State of Delaware on September 7, 1995 under a Trust Instrument dated September 6, 1995. The Trust has an unlimited number of authorized Interests. The assets of the Portfolio, and of any other portfolios now existing or created in the future, belong only to the Portfolio or those other portfolios, as the case may be. The assets belonging to a portfolio are charged with the liabilities of and all expenses, costs, charges and reserves attributable to that portfolio. The Portfolio is a non-diversified series of an open-end management investment company.

Interests in the Portfolio are offered solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may be made only by certain qualified investors (generally excluding S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships).
Investors may be organized within or outside the United States. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

An investor may subscribe for a beneficial interest in a Portfolio by contacting Forum Financial Services, Inc., the Trust's placement agent, at Two Portland Square, Portland, Maine 04101, (207) 879-1900, for a complete subscription package, including a subscription agreement. The Trust and the placement agent reserve the right to refuse to accept any subscription for any reason. The Trust has filed with the Securities and Exchange Commission a second half (Part B) to this Memorandum which contains more detailed information about the Trust and the Portfolio. Part B, which is incorporated into this Memorandum by reference, also is available from the placement agent.

THE TRUST'S SECURITIES DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM ARE NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ARE SUBJECT TO

RESTRICTIONS ON TRANSFERABILITY AND RESALE. INTERESTS MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER: (1) THE TERMS OF THE TRUST'S TRUST INSTRUMENT, AND (2) THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE OR FOREIGN SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

                                TABLE OF CONTENTS
                                                                  Page
Introduction                                                        1
General Description of Registrant                                   1
Investment Objective and Policies                                   2
Investment Restrictions                                             8
Management of the Trust                                             9
Capital Stock and Other Securities                                 10
Purchase of Securities                                             11
Redemption or Repurchase                                           12
Pending Legal Proceedings                                          12
Appendix A - Description of Securities Ratings                    A-1


INVESTMENT OBJECTIVE AND POLICIES

Schroder Emerging Markets Fund Institutional Portfolio's investment objective is to seek long-term capital appreciation through direct or indirect investment in equity and debt securities of issuers domiciled or doing business in emerging market countries in regions such as Southeast Asia, Latin America, and Eastern and Southern Europe. The Portfolio is not intended to be a complete investment program. There can be no assurance that the Portfolio will achieve its investment objective.

An "emerging market" country is any country not included at the time of investment in the Morgan Stanley Capital International World Index (the "Index") of major world economies. Major world economies currently include: Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, the United Kingdom, and the United States of America. SCMI may at times determine, based on its own analysis, that an economy included in the Index should nonetheless be considered an emerging market country; any such country would then constitute an emerging market country for purposes of investment by the Portfolio.

The Portfolio normally invests at least 65% of its assets in securities of issuers determined by SCMI to be emerging market issuers. The remainder of the Portfolio's assets may be invested in securities of issuers located anywhere in the world. The Portfolio may invest in equity or debt securities of any kind. Equity securities include common stocks, preferred stocks, securities convertible into common or preferred stocks, and rights and warrants, and non-convertible debt securities. They may also include American Depositary Receipts, European Depositary Receipts, and other similar instruments providing for indirect investment in securities of foreign issuers. The Portfolio may also invest in securities of closed-end investment companies that invest in turn primarily in foreign securities, including emerging market issuers. The Portfolio is a non-diversified mutual fund. See "Other Investment Practices and Risk Considerations" and "Non-Diversification and Geographic Concentration."
Debt securities in which the Portfolio may invest include lower-quality, high-yielding debt securities, which entail certain risks. See "Other Investment Practices and Risk Considerations -- Debt securities."

An issuer of a security will be considered to be an emerging market issuer if SCMI determines that: (1) it is organized under the laws of an emerging market country; (2) its primary securities trading market is in an emerging market country; (3) at least 50% of the issuer's revenues or profits are derived from goods produced or sold, investments made, or services performed in emerging market countries; or (4) at least 50% of its assets are situated in emerging market countries. The Portfolio may consider investment companies to be located in the country or countries in which SCMI determines they focus their investments.

There is no limit on the amount of the Portfolio's assets that may be invested in securities of issuers domiciled in any one country. When the Portfolio invests a substantial portion of its assets in the securities of issuers domiciled in a single country, it will be more susceptible to the risks of investing in that country than would a portfolio with geographically more diverse investments.

The Portfolio's investment objective may not be changed without interestholder approval. The investment policies of the Portfolio may, unless otherwise specifically stated, be changed by the Trust's Board of Trustees without a vote of the interestholders. All percentage limitations on the Portfolio's investments will apply at the time of investment and will not be considered violated unless an excess or deficiency occurs or exists immediately after and as a result of the investment, except that the policies stated with regard to borrowing and liquidity will be observed at all times.

OTHER INVESTMENT PRACTICES AND RISK CONSIDERATIONS

The Portfolio may also engage in the following investment practices, each of which involves certain special risks. Part B contains more detailed information about these practices (some of which may be considered "derivative" investments), including investment limitations designed to reduce these risks.

FOREIGN SECURITIES. Investments in foreign securities entail certain risks. There may be a possibility of nationalization or expropriation of assets, confiscatory taxation, political or financial instability, and diplomatic developments that could affect the value of the Portfolio's investments in certain foreign countries. Since foreign securities are normally denominated and traded in foreign currencies, the values of the Portfolio's assets may be affected favorably or unfavorably by currency exchange rates, currency exchange control regulations, foreign withholding taxes and restrictions or prohibitions on the repatriation of foreign currencies. There may be less information publicly available about a foreign issuer than about a U.S. issuer, and foreign issuers are not generally subject to accounting, auditing, and financial reporting standards and practices comparable to those in the United States. The securities of some foreign issuers are less liquid and at times more volatile than securities of comparable U.S. issuers. Foreign brokerage commissions and other fees are also generally higher than in the United States. Foreign settlement procedures and trade regulations may involve certain risks (such as delay in payment or delivery of securities or in the recovery of assets held abroad) and expenses not present in the settlement of domestic investments.

In addition, legal remedies available to investors in certain foreign countries may be more limited than those available with respect to investments in the United States or in other foreign countries. The willingness and ability of sovereign issuers to pay principal and interest on government securities depends on various economic factors, including without limitation the issuer's balance of payments, overall debt level, and cash-flow considerations related to the availability of tax or other revenues to satisfy the issuer's obligations. If a foreign governmental entity is unable or unwilling to meet its obligations on the securities in accordance with their terms, the Portfolio may have limited recourse available to it in the event of default. The laws of some foreign countries may limit the Portfolio's ability to invest in securities of certain issuers located in those foreign countries. Special tax considerations apply to foreign securities. Except as otherwise provided in this Private Placement Memorandum, there is no limit on the amount of the Portfolio's assets that may be invested in foreign securities.

If the Portfolio purchases securities denominated in foreign currencies, a change in the value of any such currency against the U.S. dollar will result in a change in the U.S. dollar value of the Portfolio's assets and the Portfolio's income available for distribution. In addition, although at times most of the Portfolio's income may be received or realized in these currencies, the Portfolio will be required to compute and distribute its income in U.S. dollars. Therefore, if the exchange rate for any such currency declines after the Portfolio's income has been earned and translated into U.S. dollars but before payment, the Portfolio could be required to liquidate portfolio securities to make such distributions. Similarly, if an exchange rate declines between the time the Portfolio incurs expenses in U.S. dollars and the time such expenses are paid, the amount of such currency required to be converted into U.S. dollars in order to pay such expenses in U.S. dollars will be greater than the equivalent amount in any such currency of such expenses at the time they were incurred. The Portfolio may buy or sell foreign currencies and options and futures contracts on foreign currencies for hedging purposes in connection with its foreign investments.

In determining whether to invest in debt securities of foreign issuers, SCMI considers the likely impact of foreign taxes on the net yield available to the Portfolio and its interestholders. Income received by the Portfolio from sources within foreign countries may be reduced by withholding and other taxes imposed by such countries. Tax conventions between certain countries and the United States may reduce or eliminate such taxes. Any such taxes paid by the Portfolio will reduce its net income available for distribution to interestholders. In certain circumstances, the Portfolio may be able to pass through to interestholders credits for foreign taxes paid. See "Capital Stock and Other Securities."

The Portfolio may invest in securities of issuers in emerging market countries with respect to some or all of its assets. The securities' prices and relative currency values of emerging market investments are subject to greater volatility than those of issuers in more developed countries. Investments in emerging market countries are subject to the same risks applicable to foreign investments generally, although those risks may be increased due to conditions in such countries. For example, the securities markets and legal systems in emerging market countries may only be in a developmental stage and may provide few, or none, of the advantages or protections of markets or legal systems available in more developed countries. Although many of the securities in which the Portfolio may invest are traded on securities exchanges, they may trade in limited volume, and the exchanges may not provide all of the conveniences or protections provided by securities exchanges in more developed markets. The Portfolio may also invest a substantial portion of its assets in securities traded in the over-the-counter markets in such countries and not on any exchange, which may affect the liquidity of the investment and expose the Portfolio to the credit risk of its counterparties in trading those investments. Emerging market countries may experience extremely high rates of inflation, which may adversely affect their economies and securities markets.

FOREIGN CURRENCY EXCHANGE TRANSACTIONS. Changes in currency exchange rates will affect the U.S. dollar values of securities denominated in foreign currencies. Exchange rates between the U.S. dollar and other currencies fluctuate in response to forces of supply and demand in the foreign exchange markets. These forces are affected by the international balance of payments and other economic and financial conditions, government intervention, speculation, and other factors, many of which may be difficult (if not impossible) to predict. The Portfolio may engage in foreign currency exchange transactions to protect against uncertainty in the level of future exchange rates. Although the strategy of engaging in foreign currency exchange transactions could reduce the risk of loss due to a decline in the value of the hedged currency, it could also limit the potential gain from an increase in the value of the currency.

In particular, the Portfolio may enter into foreign currency exchange transactions to protect against a change in exchange ratios that may occur between the date on which the Portfolio contracts to trade a security and the settlement date ("transaction hedging"); in anticipation of placing a trade ("anticipation hedging"); to "lock in" the U.S. dollar value of interest and dividends to be paid in a foreign currency; or to hedge against the possibility that a foreign currency in which portfolio securities are denominated or quoted may suffer a decline against the U.S. dollar ("position hedging"). To a limited extent, the Portfolio may purchase forward contracts to increase exposure in foreign currencies that are expected to appreciate and thereby increase total return.

SCMI may seek to enhance the Portfolio's investment return through active currency management. SCMI may buy or sell currencies of the Portfolio, on a spot or forward basis, in an attempt to profit from inefficiencies in the pricing of various currencies or of debt securities denominated in those currencies. When investing in foreign securities, the Portfolio usually effects currency exchange transactions on a spot (I.E., cash) basis at the spot rate prevailing in the foreign exchange market. The Portfolio incurs foreign exchange expenses in converting assets from one currency to another.

The Portfolio may also enter into forward currency contracts. A forward currency contract is an obligation to purchase or sell a specific currency at a future date (which may be any fixed number of days from the date of the contract agreed upon by the parties) at a price set at the time of the contract. Forward contracts do not eliminate fluctuations in the prices of underlying securities and expose the Portfolio to the risk that the counterparty is unable to perform.

Forward contracts are not exchange traded, and there can be no assurance that a liquid market will exist at a time when the Portfolio seeks to close out a forward contract. Currently, only a limited market, if any, exists for exchange transactions relating to currencies in certain emerging markets or to securities of issuers domiciled or principally engaged in business in certain emerging markets. This may limit the Portfolio's ability to hedge its investments in those markets. Such contracts involve a risk of loss if SCMI fails to predict accurately changes in relative currency values, the direction of stock prices or interest rates, or other economic factors.

From time to time, the Portfolio's currency hedging transactions may call for the delivery of one foreign currency in exchange for another foreign currency and may at times involve currencies in which its portfolio securities are not then denominated ("cross hedging"). From time to time, the Portfolio may also engage in "proxy" hedging; whereby the Portfolio would seek to hedge the value of portfolio holdings denominated in one currency by entering into an exchange contract on a second currency, the valuation of which SCMI believes correlates to the value of the first currency. Cross hedging and proxy hedging transactions involve the risk of imperfect correlation between changes in the values of the currencies to which such transactions relate and changes in the value of the currency or other asset or liability that is the subject of the hedge.

DEBT SECURITIES. The Portfolio may invest in debt securities either to earn investment income or to benefit from changes in the market values of such securities. Debt securities are subject to market risk (the fluctuation of market value in response to changes in interest rates) and to credit risk (the risk that the issuer may become unable or unwilling to make timely payments of principal and interest).

The Portfolio also may invest in lower-quality, high-yielding debt securities rated below investment grade and in unrated debt securities determined by SCMI to be of comparable quality. Lower-rated debt securities (commonly called "junk bonds") are considered to be of poor standing and are predominantly speculative. Securities in the lowest rating categories may have extremely poor prospects of attaining any real investment standing, and some of those securities in which the Portfolio may invest may be in default. The rating services' descriptions of securities in the lower rating categories, including their speculative characteristics, are set forth in the Appendix to this Private Placement Memorandum.

In addition, lower-rated securities reflect a greater possibility that adverse changes in the financial condition of the issuer, or in general economic conditions, or both, or an unanticipated rise in interest rates, may impair the ability of the issuer to make payments of interest and principal. Changes by recognized rating services in their ratings of any fixed-income security and in the ability or perceived ability of an issuer to make payments of interest and principal may also affect the value of these investments. The inability of (or perceived inability) of issuers to make timely payments of interest and principal would likely make the values of securities held by the Portfolio more volatile and could limit the Portfolio's ability to sell its securities at prices approximating the values the Portfolio had placed on such securities. In the absence of a liquid trading market for securities held by it, the Portfolio may be unable at times to establish the fair value of such securities. The rating assigned to a security by a rating agency does not reflect an assessment of the volatility of the security's market value or of the liquidity of an investment in the security.

The Portfolio may at times invest in so-called "zero coupon" bonds and "payment-in-kind" bonds. Zero-coupon bonds are issued at a significant discount from face value and pay interest only at maturity, rather than at intervals during the life of the security. Payment-in-kind bonds allow the issuer, at its option, to make current interest payments on the bonds either in cash or in additional bonds. The values of zero-coupon bonds and payment-in-kind bonds are subject to greater fluctuation in response to changes in market interest rates than bonds which pay interest currently, and may involve greater credit risk than such bonds. From time to time, the Portfolio may invest a portion of its assets in Brady Bonds, which are securities created through the exchange of existing commercial bank loans to sovereign entities for new obligations in connection with debt restructuring. Brady Bonds have been issued only recently and, therefore, do not have a long payment history.

The Portfolio will not necessarily dispose of a security when its debt rating is reduced below its rating at the time of purchase, although SCMI will monitor the investment to determine whether continued investment in the security will assist in meeting the Portfolio's investment objective.

OPTIONS AND FUTURES TRANSACTIONS. The Portfolio may engage in a variety of transactions involving the use of options and futures contracts. The Portfolio may engage in such transactions for hedging purposes or, to the extent permitted by applicable law, to increase investment return.

The Portfolio may seek to increase its current return by writing covered call options and covered put options on its portfolio securities or other securities in which it may invest. The Portfolio receives a premium from writing a call or put option, which increases the Portfolio's return if the option expires unexercised or is closed out at a net profit. The Portfolio may also buy and sell put and call options on such securities for hedging purposes. When the Portfolio writes a call option on a portfolio security, it gives up the opportunity to profit from any increase in the price of the security above the exercise price of the option; when it writes a put option, the Portfolio takes the risk that it will be required to purchase a security from the option holder at a price above the current market price of the security. The Portfolio may terminate an option that it has written prior to its expiration by entering into a closing purchase transaction in which it purchases an option having the same terms as the option written. The Portfolio may also from time to time buy and sell combinations of put and call options on the same underlying security to earn additional income.

The Portfolio may buy and sell futures contracts. An "index future" is a contract to buy or sell units of a particular index at an agreed price on a specified future date. Depending on the change in value of the index between the time when the Portfolio enters into and terminates an index future transaction, the Portfolio may realize a gain or loss. The Portfolio may also purchase warrants, issued by banks or other financial institutions, whose values are based on the values from time to time of one or more securities indices.

The Portfolio may buy and sell futures contracts on U.S. Government obligations or other debt securities. A futures contract on a debt security is a contract to buy and sell a certain amount of the debt security at an agreed price on a specified future date. Depending on the change in the value of the security when the Portfolio enters into and terminates a futures contract, the Portfolio realizes a gain or loss.

The Portfolio may purchase or sell options on futures contracts or on securities indices in addition to or as an alternative to purchasing and selling futures contracts.

The Portfolio may purchase and sell futures contracts, options on futures contracts, and options on securities indices for hedging purposes or, to the extent permitted by applicable law, to increase its current return.

The Portfolio may purchase and sell put and call options on foreign currencies, futures contracts on foreign currencies, and options on foreign currency futures contracts as an alternative, or in addition to, the foreign currency exchange transactions described above. Such transactions are similar to options and futures contracts on securities, except that they typically contemplate that one party to a transaction will deliver one foreign currency to the other in return for another currency (which may or may not be the U.S. dollar).

RISK FACTORS IN OPTIONS AND FUTURES TRANSACTIONS. Options and futures transactions involve costs and may result in losses. The use of options and futures involves special risks, including the risks that the Portfolio may be unable at times to close out such positions, that hedging transactions may not accomplish their purpose because of imperfect market correlations, or that SCMI may not forecast market movements correctly.

The effective use of options and futures strategies is dependent on, among other things, the Portfolio's ability to terminate options and futures positions at times when SCMI deems it desirable to do so. Although the Portfolio will enter into an option or futures contract position only if SCMI believes that a liquid secondary market exists for that option or futures contract, there is no assurance that the Portfolio will be able to effect closing transactions at any particular time or at an acceptable price.

The Portfolio generally expects that its options and futures contract transactions will be conducted on recognized exchanges. In certain instances, however, the Portfolio may purchase and sell options in the over-the-counter markets. The Portfolio's ability to terminate options in the over-the-counter markets may be more limited than for exchange-traded options and may also involve the risk that securities dealers participating in such transactions would be unable to meet their obligations to the Portfolio. The Portfolio will, however, engage in over-the-counter transactions only when appropriate exchange-traded transactions are unavailable and when, in the opinion of SCMI, the pricing mechanism and liquidity of the over-the-counter markets are satisfactory and the participants are responsible parties likely to meet their contractual obligations. The Portfolio will treat over-the-counter options (and, in the case of options sold by the Portfolio, the underlying securities held by the Portfolio) as illiquid investments as required by applicable law.

The use of options and futures strategies also involves the risk of imperfect correlation between movements in the prices of options and futures contracts and movements in the value of the underlying securities or index, or currency, or in the prices of the securities or currency that are the subject of a hedge. The successful use of these strategies depends on the ability of SCMI to forecast market movements correctly.

Because the markets for certain options and futures contracts in which the Portfolio will invest (including markets located in foreign countries) are relatively new and still developing and may be subject to regulatory restraints, the Portfolio's ability to engage in transactions using such investments may be limited. The Portfolio's ability to engage in hedging transactions, including short sales "against-the-box," may be limited by certain regulatory and tax considerations. The Portfolio's hedging transactions may adversely affect the character or amount of its distributions.

For more information about any of the options or futures portfolio transactions described above, see Part B.

SHORT SALES AGAINST-THE-BOX. The Portfolio may make short sales "against-the-box," which are transactions in which the Portfolio sells a security that it owns in anticipation of a decline in the market value of that security. The proceeds of the short sale are held by a broker until the settlement date, at which time the Portfolio delivers the security to close the short position. The Portfolio receives the net proceeds from the short sale. It is anticipated that the Portfolio will make short sales against-the-box to protect the value of its net assets. Further information regarding limitations on short sales is contained in Part B.

NON-DIVERSIFICATION AND GEOGRAPHIC CONCENTRATION. The Portfolio is a "non-diversified" series of an investment company, and may invest its assets in a more limited number of issuers than may other investment companies. Under the Internal Revenue Code of 1986, as amended, however, an investment company, including a non-diversified investment company, generally may not (i) invest more than 25% of its total assets in obligations of any one issuer (except U.S. Government obligations), (ii) with respect to 50% of its total assets, the Portfolio may not invest more than 5% of its total assets in the securities of any one issuer (except U.S. Government obligations), and (iii) with respect to 50% of its assets, the Portfolio may not purchase securities if the Portfolio would own more than 10% of the outstanding securities of any single issuer. Thus, the Portfolio may invest up to 25% of its total assets in the securities of each of any two issuers. This practice involves an increased risk of loss to the Portfolio if the market value of a security should decline or its issuer is otherwise not to meet its obligations.

The Portfolio may invest more than 25% of its total assets in issuers located in any one country. To the extent that it does so, the Portfolio is susceptible to a range of factors that could adversely affect that country, including political and economic developments and foreign exchange rate fluctuations as discussed above. As a result of investing substantially in one country, the value of the Portfolio's assets may fluctuate more widely than the value of shares of a comparable portfolio with a lesser degree of geographic concentration.

SECURITIES LOANS, REPURCHASE AGREEMENTS, AND FORWARD COMMITMENTS. The Portfolio may lend portfolio securities to brokers, dealers and financial institutions meeting specified credit conditions and may enter into repurchase agreements without limit. Such activities may create taxable income in excess of the cash they generate. The percentage limitation on the amount of the Portfolio's total assets that may be loaned in accordance with the approved procedures is 25%.
Although these transactions must be fully collateralized at all times, such transactions involve some risk to the Portfolio if the other party should default on its obligation and the Portfolio is delayed or prevented from recovering its assets or realizing on the collateral. The Portfolio may also purchase securities for future delivery, which may increase its overall investment exposure and involves a risk of loss if the value of the securities declines prior to the settlement date.

INVESTMENT IN OTHER INVESTMENT COMPANIES. The Portfolio is permitted to invest in other investment companies or pooled vehicles, including closed-end funds, that are advised by SCMI or its affiliates or by unaffiliated parties. The Portfolio may invest in the shares of other investment companies that invest in securities in which the Portfolio is permitted to invest, subject to the limits and conditions required under the 1940 Act or any orders, rules or regulations thereunder. When investing through investment companies, the Portfolio may pay a premium above such investment companies' net asset value per share. As a shareholder in an investment company, the Portfolio would bear its ratable share of the investment company's expenses, including advisory and administrative fees. At the same time, the Portfolio would continue to pay its own fees and expenses.

LIQUIDITY. The Portfolio will not invest more than 15% of its net assets in securities determined by SCMI to be illiquid. Certain securities that are restricted as to resale may nonetheless be resold by the Portfolio in accordance with Rule 144A under the Securities Act of 1933, as amended. Such securities may be determined by SCMI to be liquid, pursuant to guidelines adopted by the Board, for purposes of compliance with the limitation on the Portfolio's investment in illiquid securities. There can, however, be no assurance that the Portfolio will be able to sell such securities at any time when SCMI deems it advisable to do so or at prices prevailing for comparable securities that are more widely held.

ALTERNATIVE INVESTMENTS. At times, SCMI may judge that market conditions make pursuing the Portfolio's basic investment strategy inconsistent with the best interests of its interestholders. At such times, SCMI may temporarily use alternative strategies, primarily designed to reduce fluctuations in the values of the Portfolio's assets. In implementing these "defensive" strategies, the Portfolio may invest without limit in U.S. Government obligations and other high-quality debt instruments and any other investment SCMI considers to be consistent with such defensive strategies, and may hold any portion of its assets in cash.

PORTFOLIO TURNOVER. The length of time the Portfolio has held a particular security is not generally a consideration in investment decisions. The investment policies of the Portfolio may lead to frequent changes in the Portfolio's investments, particularly in periods of volatile market movements. A change in the securities held by the Portfolio is known as "portfolio turnover." Portfolio turnover generally involves some expense to the Portfolio, including brokerage commissions or dealer mark-ups and other transaction costs on the sales of securities and reinvestment in other securities. Such securities sales may result in realization of taxable capital gains.

                             INVESTMENT RESTRICTIONS

The following fundamental investment restrictions are designed to reduce the Portfolio's exposure to risk in specific situations. The Portfolio will not:

          1. Concentrate investments in any particular industry; therefore, the Portfolio will not purchase the securities of companies in any one industry if, thereafter, 25% or more of the Portfolio's total assets would consist of securities of companies in that industry. (This restriction does not apply to obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities.)

          2. Issue senior securities, borrow money or pledge its assets in excess of 10% of its total assets taken at market value (including the amount borrowed) and then only from a bank as a temporary measure for extraordinary or emergency purposes including to meet redemptions or to settle securities transactions. Usually only "leveraged" investment companies may borrow in excess of 5% of their assets; however, the Portfolio will not borrow to increase income but only as a temporary measure for extraordinary or emergency purposes, including to meet redemptions or to settle securities transactions which may otherwise require untimely dispositions of Portfolio securities. The Portfolio will not purchase securities while borrowings exceed 5% of total assets. (For the purpose of this restriction, collateral arrangements with respect to the writing of options, futures contracts, options on futures contracts, and collateral arrangements with respect to initial and variation margin are not deemed to be a pledge of assets and neither such arrangements nor the purchase or sale of futures or related options are deemed to be the issuance of a senior security.)

          3. Make investments for the purpose of exercising control or management. Investments by the Portfolio in wholly-owned investment entities created under the laws of certain countries will not be deemed the making of investments for the purpose of exercising control or management.

The percentage restrictions described above and in Part B apply only at the time of investment and require no action by the Portfolio as a result of subsequent changes in value of the investments or the size of the Portfolio, except as to liquidity and borrowing. A complete list of investment restrictions is contained in Part B.

                             MANAGEMENT OF THE TRUST

TRUSTEES AND OFFICERS. The Board of Trustees of the Trust is responsible for generally overseeing the conduct of the Trust's business. The business and affairs of the Portfolio are managed under the direction of the Board of Trustees. Information regarding the trustees and executive officers of the Trust may be found in Part B.

INVESTMENT ADVISER. SCMI, the investment adviser to the Portfolio, is a wholly owned U.S. subsidiary of Schroders U.S. Holdings Inc., which engages through its subsidiary firms in the investment banking, asset management, and securities businesses. Affiliates of Schroders U.S. Holdings Inc. (or their predecessors) have been investment managers since 1927. SCMI and its United Kingdom affiliate, Schroder Capital Management International, Ltd., served as investment manager for over $27 billion as of June 30, 1998. Schroders U.S. Holdings Inc. is an indirect, wholly owned U.S. subsidiary of Schroders plc, a publicly owned holding company organized under the laws of England. Schroders plc and its affiliates engage in international merchant banking and investment management businesses, and as of June 30, 1998, had under management assets of approximately $175 billion. Schroder Fund Advisors Inc. ("Schroder Advisors") is a wholly owned subsidiary of SCMI.

As investment adviser to the Portfolio, SCMI is entitled to monthly advisory fees at the annual rate of 1.00% of the Portfolio's daily net assets.

PORTFOLIO MANAGERS. SCMI's investment decisions for the Portfolio are made by an investment manager or an investment team, with the assistance of an investment committee at SCMI. Mr. John A. Troiano, a Vice President of the Trust and of Schroder Capital Funds, Ms. Heather Crighton, a vice president of SCMI, and Mr. Mark Bridgeman are primarily responsible for managing the Portfolio.

PORTFOLIO TRANSACTIONS. SCMI places all orders for purchases and sales of the Portfolio's securities. In selecting broker-dealers, SCMI may consider research and brokerage services furnished to it and its affiliates. Schroder & Co. and Schroder Securities Limited, affiliates of SCMI, may receive brokerage commissions from the Portfolio in accordance with procedures adopted by the Trustees under the 1940 Act that require periodic review of these transactions.

ADMINISTRATIVE SERVICES. The Trust, on behalf of the Portfolio, entered into an administration agreement with Schroder Advisors, pursuant to which Schroder Advisors is required to provide certain management and administrative services to the Portfolio. The Trust also entered into a subadministration agreement with Forum Administrative Services, LLC ("FAdS"), Two Portland Square, Portland, Maine 04101, pursuant to which FAdS provides certain management and administrative services necessary for the Portfolio's operations. Schroder Advisors and FAdS are entitled to monthly fees at the annual rates of 0.05% and 0.10% (subject to a $25,000 minimum fee), respectively, of the Portfolio's average daily net assets.

PORTFOLIO ACCOUNTANT AND INTERESTHOLDER RECORDKEEPER. Forum Accounting Services, LLC ("FAcS"), Two Portland Square, Portland, Maine 04101, is the Portfolio's interestholder recordkeeper (transfer agent) and fund accountant. FAcS is an affiliate of FAdS. From time to time, FAcS voluntarily may agree to waive all or a portion of its fees.

EXPENSES. The Portfolio is obligated to pay for all of its expenses. These expenses include: governmental fees; interest charges; taxes; insurance premiums; investment advisory, custodial, administrative and transfer agency and fund accounting fees, as described above; compensation of certain of the Trust's Trustees, costs of membership trade associations and fees and expenses of independent auditors and legal counsel to the Trust. The Portfolio's expenses comprise Trust expenses attributable to the Portfolio, which are allocated to the Portfolio, and expenses not attributable to a specific portfolio are allocated among all portfolios of the Trust in proportion to their average net assets or as otherwise determined by the Board.

CUSTODIAN. The Chase Manhattan Bank, Chase MetroTech Center, Brooklyn, New York 11245 acts as custodian of the Portfolio's assets and, for foreign securities, through its Global Securities Services division located at 125 London Wall, London EC2Y 5AJ, United Kingdom. Chase employs foreign subcustodians to maintain the Portfolio's foreign assets outside the United States.

                                    YEAR 2000

The Portfolio receives services from its investment adviser, administrators, distributor, transfer agent and custodian, all of which rely on the smooth functioning of their respective systems and the systems of others to perform those services. It is generally recognized that certain systems in use today may not perform their intended functions adequately after the year 1999 because of the inability of the software to distinguish the year 2000 form the year 1900. SCMI is taking steps that it believes are reasonably designed to address this potential Year 2000 problem and to obtain satisfactory assurances that comparable steps are being taken by the Portfolio's other major service providers. There can be no assurance, however, that these steps will be sufficient to avoid any adverse impact on the Portfolio from this potential problem.

                       CAPITAL STOCK AND OTHER SECURITIES

The Trust was organized as a business trust under the laws of the State of Delaware. Under the Trust Instrument, the Trustees are authorized to issue
Interests in separate series of the Trust. The Trust currently has eight portfolios (one being the Portfolio), and the Trust reserves the right to create additional portfolios.

Each investor in the Portfolio is entitled to participate equally in the Portfolio's earnings and assets and to a vote in proportion to the amount of its investment in the Portfolio. Investments in the Portfolio may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value.

Investments in the Portfolio have no preemptive or conversion rights and are fully paid and non-assessable, except as set forth below. The Trust is not required, and has no current intention, to hold annual meetings of investors, but the Trust will hold special meetings of investors when in the Trustees' judgment it is necessary or desirable to submit matters for an investor vote. Generally, Interests are voted in the aggregate without reference to a particular portfolio, unless the Trustees determine that the matter affects only one portfolio or portfolio voting is required, in which case Interests are voted separately by each portfolio. Upon liquidation of the Portfolio, investors will be entitled to share pro rata in the Portfolio's net assets available for distribution to investors.

The Portfolio is not required to pay federal income taxes on its ordinary income and capital gain, as it is treated as a partnership for federal income tax purposes. All interest, dividends and gains and losses of the Portfolio are deemed to "pass through" to its investors, regardless of whether such interest, dividends or gains are distributed by the Portfolio or losses are realized by the Portfolio.

Under the Portfolio's operational method, it is not subject to any income tax. However, each investor in the Portfolio will be taxed on its proportionate share (as determined in accordance with the Trust's Trust Instrument and the Internal Revenue Code) of the Portfolio's ordinary income and capital gain, to the extent that the investor is subject to tax on its income. The Trust will inform investors of the amount and nature of such income or gain.

As of September 30, 1998, each of the following held in excess of 25% of the Portfolio's Interests and may therefore be considered a "control person" of the
Portfolio: Schroder Emerging Markets Fund Institutional Portfolio, a series of Schroder Capital Funds (Delaware) and The California Endowment.

                             PURCHASE OF SECURITIES

Portfolio Interests are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See "General Description of Registrant" above. All investments are made without a sales load, at the Portfolio's net asset value next determined after an order is received.

Net asset value is calculated as of the close of the New York Stock Exchange (normally, 4:00 p.m. Eastern time), Monday through Friday, on each day that the Exchange is open for trading (which excludes the following national business holidays: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day) ("Business Day"). Net asset value per Interest is calculated by dividing the aggregate value of the Portfolio's assets less all liabilities by the number of Interests outstanding. Portfolio securities listed on recognized stock exchanges are valued at the last reported trade price, prior to the time when the assets are valued, on the exchange on which the securities are principally traded. Listed securities traded on recognized stock exchanges where last trade prices are not available are valued at mid-market prices. Securities traded in over-the-counter markets, or listed securities for which no trade is reported on the valuation date, are valued at the most recently reported mid-market price. Other securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith using methods approved by the Board.

Trading in securities on non-U.S. exchanges and over-the-counter markets may not take place on every day that the New York Stock Exchange is open for trading. Furthermore, trading takes place in various foreign markets on days on which the Portfolio's net asset value is not calculated. If events materially affecting the value of foreign securities occur between the time when their price is determined and the time when net asset value is calculated, such securities will be valued at fair value as determined in good faith by the Board of Trustees. All assets and liabilities of the Portfolio denominated in foreign currencies are converted to U.S. dollars at the mid-price of such currencies against U.S. dollars last quoted by a major bank prior to the time when net asset value of the Portfolio is calculated.

Registered investment companies are not subject to a minimum initial or subsequent investment amount. For other qualified investors, the minimum initial investment amount is $2 million, and there is no minimum subsequent investment amount. However, since the Portfolio seeks to be as fully invested at all times as is reasonably practicable in order to enhance the return on its assets, investments must be made in federal funds (I.E., monies credited to the account of the Trust's custodian by a Federal Reserve Bank). Minimum investment amounts may be waived in the discretion of SCMI, the Portfolio's investment adviser.

Qualified investors who have completed a subscription agreement may transmit purchase payments by Federal Reserve Bank wire directly to the Portfolio as follows:

                  The Chase Manhattan Bank
                  New York, NY
                  ABA No.: 021000021
                  For Credit To: Forum Shareholder Services, LLC
                  Account No.: 910-2-783645
                  Ref.: Schroder Emerging Markets Fund Institutional Portfolio Account of: [interestholder name]
                  Account Number: [interestholder account number]

The wire order must specify the name of the Portfolio, the account name and number, address, confirmation number, amount to be wired, name of the wiring bank, and name and telephone number of the person to be contacted in connection with the order. If the initial investment is by wire, an account number is assigned, and a Subscription Agreement must be completed and received by the Transfer Agent before any account becomes active. Wire orders received prior to the close of the New York Stock Exchange (normally 4:00 p.m. Eastern time) on each Business Day are processed at the net asset value next determined that day. Wire orders received after the closing of the New York Stock Exchange are processed at the net asset value next determined. The Trust reserves the right to cease accepting investments in the Portfolio at any time or to reject any investment order.

Forum Financial Services, Inc., an affiliate of Forum, is the placement agent for the Trust. The placement agent receives no compensation for its services.

                            REDEMPTION OR REPURCHASE

An investor may redeem all or any portion of its investment in the Portfolio at the net asset value next determined after the investor furnishes a redemption request in proper form to the Trust. Redemption proceeds are paid by the Portfolio in federal funds normally on the business day after the withdrawal is effected but, in any event, within seven calendar days. Investments in the Portfolio may not be transferred. The right of redemption may not be suspended nor the payment dates postponed for more than seven days except when the New York Stock Exchange is closed (or when trading on the New York Stock Exchange is restricted) for any reason other than its customary weekend or holiday closings or under any emergency or other circumstances as determined by the Securities and Exchange Commission.

Redemption requests may be made between 9:00 a.m. and 6:00 p.m. (Eastern time) on each Business Day. Redemption requests that are received prior to the closing of the New York Stock Exchange are processed at the net asset value next determined on that day. Redemption requests that are received after the closing of the Exchange are processed at the net asset value next determined. Redemption requests must include the name of the interestholder, the Portfolio's name, the dollar amount or number of Interests to be redeemed, interestholder account number, and the signature of the holder designated on the account.

Written redemption requests may be sent to the Trust at the following address:

                  Schroder Emerging Markets Fund Institutional Portfolio P.O. Box 446
                  Portland, Maine 04112

Telephone redemption requests may be made by telephoning the transfer agent at 1-800-344-8332 or 1-207-879-8903. A telephone redemption may be made only if the telephone redemption privilege option has been elected on the Subscription Agreement or otherwise in writing, and the interestholder has obtained a password from the transfer agent. In an effort to prevent unauthorized or fraudulent redemption requests by telephone, reasonable procedures will be followed by the transfer agent to confirm that telephone instructions are genuine. The transfer agent and the Trust generally will not be liable for any losses due to unauthorized or fraudulent redemption requests, but either may be liable if it does not follow these procedures. In times of drastic economic or market change it may be difficult to make redemptions by telephone. If an interestholder cannot reach the transfer agent by telephone, redemption requests may be mailed or hand-delivered to the transfer agent.

Redemption proceeds normally are paid in cash. Redemptions from the Portfolio may be made wholly or partially in portfolio securities, however, if the Board determines that payment in cash would be detrimental to the best interests of the Portfolio. The Trust has filed an election with the Securities and Exchange Commission pursuant to which the Portfolio will only consider effecting a redemption in portfolio securities if the interestholder is redeeming more than $250,000 or 1% of the Portfolio's net asset value, whichever is less, during any 90-day period.

                            PENDING LEGAL PROCEEDINGS

None.

                                   APPENDIX A
                        DESCRIPTION OF SECURITIES RATINGS

MOODY'S INVESTORS SERVICE INC. ("MOODY'S")
Fixed-Income Security Ratings

"Aaa" Fixed-income securities which are rated "Aaa" are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge". Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.
"Aa" Fixed-income securities which are rated "Aa" are judged to be of high quality by all standards. Together with the "Aaa" group they comprise what are generally known as high grade fixed-income securities. They are rated lower than the best fixed-income securities because margins of protection may not be as large as in "Aaa" securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long-term risks appear somewhat larger than in "Aaa" securities.
"A" Fixed-income securities which are rated "A" possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate, but elements may be present which suggest a susceptibility to impairment sometime in the future.
"Baa" Fixed-income securities which are rated "Baa" are considered as medium grade obligations; i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such fixed-income securities lack outstanding investment characteristics and in fact have speculative characteristics as well. Fixed-income securities rated "Aaa", "Aa", "A" and "Baa" are considered investment grade.
"Ba" Fixed-income securities which are rated "Ba" are judged to have speculative elements; their future cannot be considered as well assured. Often the protection of interest and principal payments may be very moderate, and therefore not well safeguarded during both good and bad times in the future. Uncertainty of position characterizes bonds in this class.
"B" Fixed-income securities which are rated "B" generally lack characteristics of the desirable investment. Assurance of interest and principal payments or of maintenance of other terms of the contract over any long period of time may be small.
"Caa" Fixed-income securities which are rated "Caa" are of poor standing. Such issues may be in default or there may be present elements of danger with respect to principal or interest.
"Ca" Fixed-income securities which are rated "Ca" present obligations which are speculative in a high degree. Such issues are often in default or have other marked shortcomings.
"C" Fixed-income securities which are rated "C" are the lowest rated class of fixed-income securities, and issues so rated can be regarded as having extremely poor prospects of ever attaining any real investment standing.

Rating Refinements: Moody's may apply numerical modifiers, "1", "2", and "3" in each generic rating classification from "Aa" through "B" in its municipal fixed-income security rating system. The modifier "1" indicates that the security ranks in the higher end of its generic rating category; the modifier "2" indicates a mid-range ranking; and a modifier "3" indicates that the issue ranks in the lower end of its generic rating category.

COMMERCIAL PAPER RATINGS

Moody's Commercial Paper ratings are opinions of the ability to repay punctually promissory obligations not having an original maturity in excess of nine months. The ratings apply to Municipal Commercial Paper as well as taxable Commercial Paper. Moody's employs the following three designations, all judged to be investment grade, to indicate the relative repayment capacity of rated issuers:
"Prime-1", "Prime-2", "Prime-3".

Issuers rated "Prime-1" have a superior capacity for repayment of short-term promissory obligations. Issuers rated "Prime-2" have a strong capacity for repayment of short-term promissory obligations; and Issuers rated "Prime-3" have an acceptable capacity for repayment of short-term promissory obligations. Issuers rated "Not Prime" do not fall within any of the Prime rating categories.

STANDARD & POOR'S RATING GROUP ("STANDARD & POOR'S")
Fixed-Income Security Ratings

A Standard & Poor's fixed-income security rating is a current assessment of the creditworthiness of an obligor with respect to a specific obligation. This assessment may take into consideration obligors such as guarantors, insurers, or lessees.

The ratings are based on current information furnished by the issuer or obtained by Standard & Poor's from other sources it considers reliable. The ratings are based, in varying degrees, on the following considerations: (1) likelihood of default-capacity and willingness of the obligor as to the timely payment of interest and repayment of principal in accordance with the terms of the obligation; (2) nature of and provisions of the obligation; and (3) protection afforded by, and relative position of, the obligation in the event of bankruptcy, reorganization or other arrangement under the laws of bankruptcy and other laws affecting creditors' rights.

Standard & Poor's does not perform an audit in connection with any rating and may, on occasion, rely on unaudited financial information. The ratings may be changed, suspended or withdrawn as a result of changes in, or unavailability of, such information, or for other reasons.

"AAA" Fixed-income securities rated "AAA" have the highest rating assigned by Standard & Poor's. Capacity to pay interest and repay principal is extremely strong.
"AA" Fixed-income securities rated "AA" have a very strong capacity to pay interest and repay principal and differs from the highest-rated issues only in small degree.
"A" Fixed-income securities rated "A" have a strong capacity to pay interest and repay principal although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than fixed-income securities in higher-rated categories.
"BBB" Fixed-income securities rated "BBB" are regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibits adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for fixed-income securities in this category than for fixed-income securities in higher-rated categories. Fixed-income securities rated "AAA", "AA", "A" and "BBB" are considered investment grade.
"BB" Fixed-income securities rated "BB" have less near-term vulnerability to default than other speculative grade fixed-income securities. However, it faces major ongoing uncertainties or exposure to adverse business, financial or economic conditions which could lead to inadequate capacity or willingness to pay interest and repay principal.
"B" Fixed-income securities rated "B" have a greater vulnerability to default but presently have the capacity to meet interest payments and principal repayments. Adverse business, financial or economic conditions would likely impair capacity or willingness to pay interest and repay principal.
"CCC" Fixed-income securities rated "CCC" have a current identifiable vulnerability to default, and the obligor is dependent upon favorable business, financial and economic conditions to meet timely payments of interest and repayments of principal. In the event of adverse business, financial or economic conditions, it is not likely to have the capacity to pay interest and repay principal.
"CC" The rating "CC" is typically applied to fixed-income securities subordinated to senior debt which is assigned an actual or implied "CCC" rating.
"C" The rating "C" is typically applied to fixed-income securities subordinated to senior debt which is assigned an actual or implied "CCC-" rating.
"CI" The rating "CI" is reserved for fixed-income securities on which no interest is being paid.

"D" The rating "D" is reserved for fixed-income securities when the issue is in payment default, or the obligor has filed for bankruptcy. The D rating category is used when interest payments or principal payments are not made on the date due, even if the applicable grace period has not expired, unless S&P believes that such payments will made during such grace period.
"NR" Indicates that no rating has been requested, that there is insufficient information on which to base a rating or that Standard & Poor's does not rate a particular type of obligation as a matter of policy.

Fixed-income securities rated "BB", "B", "CCC", "CC" and "C" are regarded as having predominantly speculative characteristics with respect to capacity to pay interest and repay principal. "BB" indicates the least degree of speculation and "C" the highest degree of speculation. While such fixed-income securities will likely have some quality and protective characteristics, these are out-weighed by large uncertainties or major risk exposures to adverse conditions.

Plus (+) or minus (-): The rating from "AA" TO "CCC" may be modified by the addition of a plus or minus sign to show relative standing with the major ratings categories.

COMMERCIAL PAPER RATINGS

Standard & Poor's commercial paper rating is a current assessment of the likelihood of timely payment of debt having an original maturity of no more than 365 days. The commercial paper rating is not a recommendation to purchase or sell a security. The ratings are based upon current information furnished by the issuer or obtained by Standard & Poor's from other sources it considers reliable. The ratings may be changed, suspended, or withdrawn as a result of changes in or unavailability of such information. Ratings are graded into group categories, ranging from "A" for the highest quality obligations to "D" for the lowest. Ratings are applicable to both taxable and tax-exempt commercial paper.

Issues assigned "A" ratings are regarded as having the greatest capacity for timely payment. Issues in this category are further refined with the designation "1", "2", and "3" to indicate the relative degree of safety.

"A-1"            Indicates that the degree of safety regarding timely payment is very strong.
"A-2" Indicates capacity for timely payment on issues with this designation is strong. However, the relative degree of safety is not as overwhelming as for issues designated "A-1".
"A-3"            Indicates  a   satisfactory   capacity   for  timely   payment.
                 Obligations carrying this designation are, however, somewhat more vulnerable to the adverse effects of changes in circumstances than obligations carrying the higher designations.

                                     PART B
                         (PRIVATE PLACEMENT MEMORANDUM)

                             SCHRODER CAPITAL FUNDS
                                    --------

             SCHRODER EMERGING MARKETS FUND INSTITUTIONAL PORTFOLIO

                                OCTOBER 22, 1998



                                   COVER PAGE

Not applicable.

                                TABLE OF CONTENTS

General Information and History.........................................      2
Investment Objective and Policies.......................................      3
Investment Restrictions.................................................     14
Management of the Trust.................................................     16
Control Persons and Principal Holders of Securities.....................     18
Investment Advisory and Other Services..................................     19
Brokerage Allocation and Other Practices................................     21
Capital Stock and Other Securities......................................     23
Purchase, Redemption and Pricing of Securities..........................     24
Tax Status..............................................................     24
Placement Agent.........................................................     27
Calculations of Performance Data........................................     28
Financial Statements....................................................     28
Appendix A - Miscellaneous Tables.......................................    A-1


Interests in the Portfolio are offered solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolio may be made only by certain qualified investors (generally excluding S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships).
Investors may be organized within or outside the U.S. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

THE TRUST'S SECURITIES DESCRIBED IN THIS PRIVATE PLACEMENT MEMORANDUM ARE NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE. INTERESTS MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER: (1) THE TERMS OF THE TRUST'S TRUST INSTRUMENT, AND (2) THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE OR FOREIGN SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM.

                         GENERAL INFORMATION AND HISTORY

 .........
See "General Description of Registrant", "Management of the Trust" and "Capital Stock and Other Securities" in Part A of this Private Placement Memorandum. As used herein the following terms have the meanings ascribed:

Board The term "Board" means of the board of trustees of the Trust.

CFTC The term "CFTC" means the United States Commodities Futures Trading Commission.

Code The term "Code" means the United States Internal Revenue Code of 1986, as amended.

FAcS                       The term "FAcS" means Forum Accounting Services, LLC,
                           the    Portfolio's     portfolio    accountant    and
                           interestholder recordkeeper.

FAdS The term "FAdS" means Forum Administrative Services, LLC, the Portfolio's subadministrator.

Portfolio                  The term "Portfolio" means Schroder Emerging Markets
                           Fund Institutional Portfolio.

Schroder Advisors The term "Schroder Advisors" means Schroder Fund Advisors Inc., the Portfolio's administrator.

SCMI                       The term "SCMI"  means  Schroder  Capital  Management
                           International   Inc.,  the   Portfolio's   investment
                           adviser.

SEC                        The term "SEC" means the United States Securities and
                           Exchange Commission.

Trust                      The term "Trust" means Schroder Capital Funds.

U.S. Government            The term "U.S. Government Securities" means
Securities                 securities issued or guaranteed by the United States
                           Government or by its agencies or instrumentalities.

1940 Act The term "1940 Act" means the Investment Company Act of 1940, as amended.

                        INVESTMENT OBJECTIVE AND POLICIES

Part A contains information about the investment objective, policies and restrictions of the Portfolio. The Portfolio is a series of the Trust. The following discussion supplements the disclosure in Part A concerning the Portfolio's investments, investment techniques and strategies and the associated risks. This Part B should be read only in conjunction with Part A. Defined terms used in this Part B have the same meaning as in Part A.

Except as otherwise noted, the policies described in Part A and in this Part B are not "fundamental." Fundamental policies of the Portfolio cannot be changed without the vote of a "majority" of the Portfolio's outstanding beneficial interests ("Interests"). Under the 1940 Act, a "majority" vote requires a vote of the holders of the lesser of: (1) 67% of more of the Interests present or represented by proxy at a meeting of interestholders, if the holders of more than 50% of the outstanding Interests are present; or (2) more than 50% of the outstanding interests. The Board may change any policy of the Portfolio that is not fundamental without a vote of the interestholders of the Portfolio.

OPTIONS

The Portfolio may purchase and sell covered put and call options on its portfolio securities to enhance investment performance and to protect against changes in market prices.

COVERED CALL OPTIONS. The Portfolio may write covered call options on its securities to realize a greater current return through the receipt of premiums than it would realize on its securities alone. Such option transactions may also be used as a limited form of hedging against a decline in the price of securities owned by the Portfolio.

A call option gives the holder the right to purchase, and obligates the writer to sell, securities at the exercise price at any time before the expiration date. A call option is "covered" if the writer, at all times while obligated as a writer, either owns the underlying securities (or comparable securities satisfying the cover requirements of the securities exchanges), or has the right to acquire such securities through immediate conversion of securities.

In return for the premium received when it writes a covered call option, the Portfolio gives up some or all of the opportunity to profit from an increase in the market price of the securities covering the call option during the life of the option. The Portfolio retains the risk of loss should the price of such securities decline. If the option expires unexercised, the Portfolio realizes a gain equal to the premium, which may be offset by a decline in price of the underlying securities. If the option is exercised, the Portfolio realizes a gain or loss equal to the difference between the Portfolio's cost for the underlying securities and the proceeds of sale (exercise price minus commissions) plus the amount of the premium.

The Portfolio may terminate a call option that it has written before it expires by entering into a closing purchase transaction. The Portfolio may enter into closing purchase transactions in order to free itself to sell the underlying securities or to write another call on the securities, realize a profit on a previously written call option, or protect a security from being called in an unexpected market rise. Any profits from a closing purchase transaction may be offset by a decline in the value of the underlying securities. Conversely, because increases in the market price of a call option will generally reflect increases in the market price of the underlying securities, any loss resulting from a closing purchase transaction is likely to be offset in whole or in part by unrealized appreciation of the underlying securities owned by the Portfolio.

COVERED PUT OPTIONS. The Portfolio may write covered put options in order to enhance its current return. Such options transactions may also be used as a limited form of hedging against an increase in the price of securities that the Portfolio plans to purchase. A put option gives the holder the right to sell, and obligates the writer to buy, securities at the exercise price at any time before the expiration date. A put option is "covered" if the writer segregates cash or other liquid securities or other permissible collateral equal to the price to be paid if the option is exercised.

In addition to the receipt of premiums and the potential gains from terminating such options in closing purchase transactions, the Portfolio also receives interest on the cash and debt securities maintained to cover the exercise price of the option. By writing a put option, the Portfolio assumes the risk that it may be required to purchase the underlying securities for an exercise price higher than its then current market value, resulting in a potential capital loss unless the securities later appreciates in value.

The Portfolio may terminate a put option that it has written before it expires by a closing purchase transaction. Any loss from this transaction may be partially or entirely offset by the premium received on the terminated option.

PURCHASING PUT AND CALL OPTIONS. The Portfolio may also purchase put options to protect portfolio holdings against a decline in market value. This protection lasts for the life of the put option because the Portfolio, as the holder of the option, may sell the underlying securities at the exercise price regardless of any decline in its market price. In order for a put option to be profitable, the market price of the underlying securities must decline sufficiently below the exercise price to cover the premium and transaction costs that the Portfolio must pay. These costs will reduce any profit the Portfolio might have realized had it sold the underlying securities instead of buying the put option.

The Portfolio may purchase call options to hedge against an increase in the price of securities that the Portfolio wants ultimately to buy. Such hedge protection is provided during the life of the call option since the Portfolio, as the holder of the call option, is able to buy the underlying securities at the exercise price regardless of any increase in the underlying securities' market price. In order for a call option to be profitable, the market price of the underlying securities must rise sufficiently above the exercise price to cover the premium and transaction costs. These costs will reduce any profit the Portfolio might have realized had it bought the underlying securities at the time it purchased the call option.

The Portfolio may also purchase put and call options to enhance its current return.

OPTIONS ON FOREIGN SECURITIES. The Portfolio may purchase and sell options on foreign securities if in SCMI's opinion the investment characteristics of such options, including the risks of investing in such options, are consistent with the Portfolio's investment objective. It is expected that risks related to such options will not differ materially from risks related to options on U.S. securities. However, position limits and other rules of foreign exchanges may differ from those in the United States. In addition, options markets in some countries, many of which are relatively new, may be less liquid than comparable markets in the United States.

RISKS INVOLVED IN THE SALE OF OPTIONS. Options transactions involve certain risks, including the risks that SCMI will not forecast interest rate or market movements correctly, that the Portfolio may be unable at times to close out such positions, or that hedging transactions may not accomplish their purpose because of imperfect market correlations. The successful use of these strategies depends on the ability of SCMI to forecast market and interest rate movements correctly.

An exchange-listed option may be closed out only on an exchange which provides a secondary market for an option of the same series. There is no assurance that a liquid secondary market on an exchange will exist for any particular option or at any particular time. If no secondary market were to exist, it would be impossible to enter into a closing transaction to close out an option position. As a result, the Portfolio may be forced to continue to hold, or to purchase at a fixed price, securities on which it has sold an option at a time when SCMI believes it is inadvisable to do so.

Higher than anticipated trading activity or order flow or other unforeseen events might cause The Options Clearing Corporation or an exchange to institute special trading procedures or restrictions that might restrict the Portfolio's use of options. The exchanges have established limitations on the maximum number of calls and puts of each class that may be held or written by an investor or group of investors acting in concert. It is possible that the Portfolio and other clients of SCMI may be considered such a group. These position limits may restrict the Portfolio's ability to purchase or sell options on particular securities.

Options that are not traded on national securities exchanges may be closed out only with the other party to the option transaction. For that reason, it may be more difficult to close out unlisted options than listed options.

Furthermore, unlisted options are not subject to the protection afforded purchasers of listed options by The Options Clearing Corporation.

FUTURES CONTRACTS

In order to hedge against the effects of adverse market changes, the Portfolio may buy and sell futures contracts on debt securities of the type in which the Portfolio may invest and on indices of debt securities. In addition, the Portfolio may purchase and sell stock index futures to hedge against changes in stock market prices. The Portfolio may also, to the extent permitted by applicable law, buy and sell futures contracts and options on futures contracts to increase the Portfolio's current return. All such futures and related options will, as may be required by applicable law, be traded on exchanges that are licensed and regulated by the CFTC.

FUTURES ON DEBT SECURITIES AND RELATED OPTIONS. A futures contract on debt securities is a binding contractual commitment which, if held to maturity, will result in an obligation to make or accept delivery, during a particular month, of securities having a standardized face value and rate of return. By purchasing futures on debt securities -- assuming a "long" position -- the Portfolio will legally obligate itself to accept the future delivery of the underlying securities and pay the agreed price. By selling futures on debt securities -- assuming a "short" position -- it will legally obligate itself to make the future delivery of the securities against payment of the agreed price.

Positions taken in the futures markets are not normally held to maturity, but are instead liquidated through offsetting transactions that may result in a profit or a loss. While futures positions taken by the Portfolio will usually be liquidated in this manner, the Portfolio may instead make or take delivery of the underlying securities whenever it appears economically advantageous to the Portfolio to do so. A clearing corporation associated with the exchange on which futures are traded assumes responsibility for such closing transactions and guarantees that the Portfolio's sale and purchase obligations under closed-out positions will be performed upon termination of the contract.

Hedging by use of futures on debt securities seeks to establish more certainly than would otherwise be possible the effective rate of return on portfolio securities. The Portfolio may, for example, take a "short" position in the futures market by selling contracts for the future delivery of debt securities held by the Portfolio (or securities having characteristics similar to those held by the Portfolio) in order to hedge against an anticipated rise in interest rates that would adversely affect the value of the Portfolio's portfolio securities. When hedging of this character is successful, any depreciation in the value of portfolio securities may substantially be offset by appreciation in the value of the futures position.

On other occasions, the Portfolio may take a "long" position by purchasing futures on debt securities. This would be done, for example, when the Portfolio expects to purchase particular securities when it has the necessary cash, but expects the rate of return available in the securities markets at that time to be less favorable than rates currently available in the futures markets. If the anticipated rise in the price of the securities should occur (with its concomitant reduction in yield), the increased cost to the Portfolio of purchasing the securities may be offset, at least to some extent, by the rise in the value of the futures position taken in anticipation of the subsequent securities purchase.

Successful use by the Portfolio of futures contracts on debt securities is subject to SCMI's ability to predict correctly movements in the direction of interest rates and other factors affecting markets for debt securities. For example, if the Portfolio has hedged against the possibility of an increase in interest rates which would adversely affect the market prices of debt securities held by it and the prices of such securities increase instead, the Portfolio will lose part or all of the benefit of the increased value of its securities which it has hedged because it will have offsetting losses in its futures positions. In addition, in such situations, if the Portfolio has insufficient cash, it may have to sell securities to meet daily maintenance margin requirements. The Portfolio may have to sell securities at a time when it may be disadvantageous to do so.

The Portfolio may purchase and write put and call options on certain debt futures contracts, as they become available. Such options are similar to options on debt securities except that options on futures contracts give the purchaser the right, in return for the premium paid, to assume a position in a futures contract (a long position if the option is a call and a short position if the option is a put) at a specified exercise price at any time during the period of the options. As with options on securities, the holder or writer of an option may terminate his position by selling or purchasing an option of the same series. There is no guarantee that such closing transactions can be effected. The Portfolio will be required to deposit initial margin and maintenance margin with respect to put and call options on futures contracts written by it pursuant to brokers' requirements, and, in addition, net option premiums received will be included as initial margin deposits. See "Investment Objectives and Policies -- Futures Contracts -- Margin Payments." Compared to the purchase or sale of futures contracts, the purchase of call or put options on futures contracts involves less potential risk to the Portfolio because the maximum amount at risk is the premium paid for the options plus transactions costs. However, there may be circumstances when the purchase of call or put options on a futures contract would result in a loss to the Portfolio when the purchase or sale of the futures contracts would not result in a loss, such as when there is no movement in the prices of debt securities. The writing of a put or call option on a futures contract involves risks similar to those risks relating to the purchase or sale of futures contracts.

INDEX FUTURES CONTRACTS AND OPTIONS. The Portfolio may invest in debt index futures contracts and stock index futures contracts, and in related options. A debt index futures contract is a contract to buy or sell units of a specified debt index at a specified future date at a price agreed upon when the contract is made. A unit is the current value of the index. Debt index futures in which the Portfolio is presently expected to invest are not now available, although such futures contracts are expected to become available in the future. A stock index futures contract is a contract to buy or sell units of a stock index at a specified future date at a price agreed upon when the contract is made. A unit is the current value of the stock index.

The following example illustrates generally the manner in which index futures contracts operate. The Standard & Poor's 100 Stock Index ("S & P 100 Index") is composed of 100 selected common stocks, most of which are listed on the New York Stock Exchange. The S&P 100 Index assigns relative weightings to the common stocks included in the Index, and the Index fluctuates with changes in the market values of those common stocks. In the case of the S&P 100 Index, contracts are to buy or sell 100 units. Thus, if the value of the S&P 100 Index were $180, one contract would be worth $18,000 (100 units x $180). The stock index futures contract specifies that no delivery of the actual stocks making up the index will take place. Instead, settlement in cash must occur upon the termination of the contract, with the settlement being the difference between the contract price and the actual level of the stock index at the expiration of the contract. For example, if the Portfolio enters into a futures contract to buy 100 units of the S&P 100 Index at a specified future date at a contract price of $180 and the S&P 100 Index is at $184 on that future date, the Portfolio will gain $400 (100 units x gain of $4). If the Portfolio enters into a futures contract to sell 100 units of the stock index at a specified future date at a contract price of $180 and the S&P 100 Index is at $182 on that future date, the Portfolio will lose $200 (100 units x loss of $2).

The Portfolio may purchase or sell futures contracts with respect to any securities indices. Positions in index futures may be closed out only on an exchange or board of trade which provides a secondary market for such futures.

In order to hedge the Portfolio's investments successfully using futures contracts and related options, the Portfolio must invest in futures contracts with respect to indices or sub-indices the movements of which will, in SCMI's judgment, have a significant correlation with movements in the prices of the Portfolio's securities.

Options on index futures contracts are similar to options on securities except that options on index futures contracts give the purchaser the right, in return for the premium paid, to assume a position in an index futures contract (a long position if the option is a call and a short position if the option is a put) at a specified exercise price at any time during the period of the option. Upon exercise of the option, the holder would assume the underlying futures position and would receive a variation margin payment of cash or securities approximating the increase in the value of the holder's option position. If an option is exercised on the last trading day prior to the expiration date of the option, the settlement will be made entirely in cash based on the difference between the exercise price of the option and the closing level of the index on which the futures contract is based on the expiration date. Purchasers of options who fail to exercise their options prior to the exercise date suffer a loss of the premium paid.

As an alternative to purchasing and selling call and put options on index futures contracts, the Portfolio may purchase and sell call and put options on the underlying indices themselves to the extent that such options are traded on national securities exchanges. Index options are similar to options on individual securities in that the purchaser of an index option acquires the right to buy (in the case of a call) or sell (in the case of a put), and the writer undertakes the obligation to sell or buy (as the case may be), units of an index at a stated exercise price during the term of the option. Instead of giving the right to take or make actual delivery of securities, the holder of an index option has the right to receive a cash "exercise settlement amount." This amount is equal to the amount by which the fixed exercise price of the option exceeds (in the case of a put) or is less than (in the case of a call) the closing value of the underlying index on the date of the exercise, multiplied by a fixed "index multiplier."

The Portfolio may purchase or sell options on stock indices in order to close out its outstanding positions in options on stock indices which it has purchased. The Portfolio may also allow such options to expire unexercised.

Compared to the purchase or sale of futures contracts, the purchase of call or put options on an index involves less potential risk to the Portfolio because the maximum amount at risk is the premium paid for the options plus transactions costs. The writing of a put or call option on an index involves risks similar to those risks relating to the purchase or sale of index futures contracts.

MARGIN PAYMENTS. When the Portfolio purchases or sells a futures contract, it is required to deposit with its custodian an amount of cash, U.S. Treasury bills, or other permissible collateral equal to a small percentage of the amount of the futures contract. This amount is known as "initial margin." The nature of initial margin is different from that of margin in securities transactions in that it does not involve borrowing money to finance transactions. Rather, initial margin is similar to a performance bond or good faith deposit that is returned to the Portfolio upon termination of the contract, assuming the Portfolio satisfies its contractual obligations.

Subsequent payments to and from the broker occur on a daily basis in a process known as "marking to market." These payments are called "variation margin" and are made as the value of the underlying futures contract fluctuates. For example, when the Portfolio sells a futures contract and the price of the underlying debt securities rises above the delivery price, the Portfolio's position declines in value. The Portfolio then pays the broker a variation margin payment equal to the difference between the delivery price of the futures contract and the market price of the securities underlying the futures contract. Conversely, if the price of the underlying securities falls below the delivery price of the contract, the Portfolio's futures position increases in value. The broker then must make a variation margin payment equal to the difference between the delivery price of the futures contract and the market price of the securities underlying the futures contract.

When the Portfolio terminates a position in a futures contract, a final determination of variation margin is made, additional cash is then paid by or to the Portfolio, and the Portfolio realizes a loss or a gain. Such closing transactions involve additional commission costs.

SPECIAL RISKS OF TRANSACTIONS IN FUTURES CONTRACTS AND RELATED OPTIONS

LIQUIDITY RISKS. Positions in futures contracts may be closed out only on an exchange or board of trade which provides a secondary market for such futures. Although the Portfolio intends to purchase or sell futures only on exchanges or boards of trade where there appears to be an active secondary market, there is no assurance that a liquid secondary market on an exchange or board of trade will exist for any particular contract or at any particular time. If there is not a liquid secondary market at a particular time, it may not be possible to close a futures position at such time and, in the event of adverse price movements, the Portfolio would continue to be required to make daily cash payments of variation margin. However, in the event financial futures are used to hedge portfolio securities, such securities will not generally be sold until the financial futures can be terminated. In such circumstances, an increase in the price of the portfolio securities, if any, may partially or completely offset losses on the financial futures.

In addition to the risks that apply to all options transactions, there are several special risks relating to options on futures contracts. The ability to establish and close out positions in such options will be subject to the development and maintenance of a liquid secondary market. It is not certain that such a market will develop. Although the Portfolio generally will purchase only those options for which there appears to be an active secondary market, there is no assurance that a liquid secondary market on an exchange will exist for any particular option or at any particular time. In the event no such market exists for particular options, it might not be possible to effect closing transactions in such options with the result that the Portfolio would have to exercise the options in order to realize any profit.

HEDGING RISKS. There are several risks in connection with the use by the Portfolio of futures contracts and related options as a hedging device. One risk arises because of the imperfect correlation between movements in the prices of the futures contracts and options and movements in the underlying securities or index or movements in the prices of the Portfolio's securities which are the subject of a hedge. SCMI will, however, attempt to reduce this risk by purchasing and selling, to the extent possible, futures contracts and related options on securities and indices the movements of which will, in its judgment, correlate closely with movements in the prices of the underlying securities or index and the Portfolio's portfolio securities sought to be hedged.

Successful use of futures contracts and options by the Portfolio for hedging purposes is also subject to SCMI's ability to predict correctly market movements. It is possible that, when the Portfolio has purchased puts on futures contracts to hedge its portfolio against a decline in the market, the securities or index on which the puts are purchased may increase in value and the value of securities held in the portfolio may decline. If this occurs, the Portfolio loses money on the puts and also experiences a decline in value of its portfolio securities. In addition, the prices of futures, for a number of reasons, may not correlate perfectly with movements in the underlying securities or index due to certain market distortions. For example, all participants in the futures market are subject to margin deposit requirements. Such requirements may cause investors to close futures contracts through offsetting transactions which could distort the normal relationship between the underlying securities or index and the futures markets. Also, the margin requirements in the futures markets are less onerous than margin requirements in the securities markets in general, and as a result the futures markets may attract more speculators than do the securities markets. Increased participation by speculators in the futures markets may cause temporary price distortions as well. Due to the possibility of price distortion, even a correct forecast of general market trends by SCMI may not result in a successful hedging transaction over a very short time period. See also "Tax Status -- Other Portfolio Investments."

OTHER RISKS. The Portfolio will incur brokerage fees in connection with its futures and options transactions. In addition, while futures contracts and options on futures will be purchased and sold to reduce certain risks, those transactions themselves entail certain other risks. Thus, while the Portfolio may benefit from the use of futures and related options, unanticipated changes in interest rates or stock price movements may result in a poorer overall performance for the Portfolio than if it had not entered into any futures contracts or options transactions. Moreover, in the event of an imperfect correlation between the futures position and the portfolio position which is intended to be protected, the desired protection may not be obtained and the Portfolio may be exposed to risk of loss.

REPURCHASE AGREEMENTS

The Portfolio may enter into repurchase agreements. A repurchase agreement is a contract under which the Portfolio acquires securities for a relatively short period (usually not more than 7 days) subject to the obligation of the seller to repurchase and the Portfolio to resell such securities at a fixed time and price (representing the Portfolio's cost plus interest). It is the Trust's present intention to enter into repurchase agreements only with member banks of the Federal Reserve System and securities dealers meeting certain criteria as to creditworthiness and financial condition established by the Trustees of the Trust and only with respect to obligations of the U.S. Government or its agencies or instrumentalities or other high quality short term debt obligations. Repurchase agreements may also be viewed as loans made by the Portfolio which are collateralized by the securities subject to repurchase. SCMI will monitor such transactions to ensure that at all times the value of the underlying securities will be at least equal to the total amount of the repurchase obligation, including the interest factor. If the seller defaults, the Portfolio could realize a loss on the sale of the underlying securities to the extent that the proceeds of sale, including accrued interest, are less than the resale price, including interest, provided in the agreement. In addition, if the seller should be involved in bankruptcy or insolvency proceedings, the Portfolio may incur delay and costs in selling the underlying securities or it may suffer a loss of principal and interest if the Portfolio is treated as an unsecured creditor which is required to return the underlying collateral to the seller's estate.

FORWARD COMMITMENTS

The Portfolio may enter into contracts to purchase securities for a fixed price at a future date beyond customary settlement time ("forward commitments") if the Portfolio holds, and maintains until the settlement date in a segregated account, cash or high-grade debt obligations in an amount sufficient to meet the purchase price, or if the Portfolio enters into offsetting contracts for the forward sale of other securities it owns. Forward commitments may be considered securities in themselves, and such transactions involve a risk of loss if the value of the securities to be purchased declines prior to the settlement date; this risk is in addition to the risk of decline in the value of the Portfolio's other assets. When such purchases are made through dealers, the Portfolio relies on the dealer to consummate the sale. The dealer's failure to do so may result in the loss to the Portfolio of an advantageous yield or price.

Although the Portfolio will generally enter into forward commitments with the intention of acquiring securities for its portfolio or for delivery pursuant to options contracts it has entered into, the Portfolio may dispose of a commitment prior to settlement if SCMI deems it appropriate to do so. The Portfolio may realize short-term profits or losses upon the sale of forward commitments.

WHEN-ISSUED SECURITIES

The Portfolio may from time to time purchase securities on a "when-issued" basis. Debt securities are often issued on this basis. The price of such securities, which may be expressed in yield terms, is fixed at the time a commitment to purchase is made, but delivery and payment for the when-issued securities take place at a later date. Normally, the settlement date occurs within one month of the purchase. During the period between purchase and settlement, no payment is made by the Portfolio and no interest accrues to the Portfolio. To the extent that assets of the Portfolio are held in cash pending the settlement of a purchase of securities, that Portfolio would earn no income. While the Portfolio may sell its right to acquire when-issued securities prior to the settlement date, the Portfolio intends actually to acquire such securities unless a sale prior to settlement appears desirable for investment reasons. At the time the Portfolio makes the commitment to purchase securities on a when-issued basis, it will record the transaction and reflect the amount due and the value of the securities in determining the Portfolio's net asset value. The market value of the when-issued securities may be more or less than the purchase price payable at the settlement date. The Portfolio will establish a segregated account in which it will maintain cash and U.S. Government
Securities or other high-grade debt obligations at least equal in value to commitments for when-issued securities. Such segregated securities either will mature or, if necessary, be sold on or before the settlement date.

LOANS OF PORTFOLIO SECURITIES

The Portfolio may lend its portfolio securities, provided that: (1) the loan is secured continuously by collateral consisting of U.S. Government securities, cash, or cash equivalents adjusted daily to have market value at least equal to the current market value of the securities loaned; (2) the Portfolio may at any time call the loan and regain the securities loaned; (3) the Portfolio will receive any interest or dividends paid on the loaned securities; and (4) the aggregate market value of securities of the Portfolio loaned will not at any time exceed one-third of the total assets of the Portfolio. In addition, it is anticipated that the Portfolio may share with the borrower some of the income received on the collateral for the loan or that it will be paid a premium for the loan. Before the Portfolio enters into a loan, SCMI considers all relevant facts and circumstances including the creditworthiness of the borrower. The risks in lending portfolio securities, as with other extensions of credit, consist of possible delay in recovery of the securities or possible loss of rights in the collateral should the borrower fail financially. Although voting rights or rights to consent with respect to the loaned securities pass to the borrower, the Portfolio retains the right to call the loans at any time on reasonable notice, and it will do so in order that the securities may be voted by the Portfolio if the holders of such securities are asked to vote upon or consent to matters materially affecting the investment. The Portfolio will not lend portfolio securities to borrowers affiliated with the Portfolio.

The Portfolio may not lend securities if, as a result, the amount of loaned securities would exceed an amount equal to 25% of the Portfolio's total assets.

FOREIGN SECURITIES

The Portfolio may invest in foreign securities and in certificates of deposit issued by United States branches of foreign banks and foreign branches of United States banks.

Investments in foreign securities may involve considerations different from investments in domestic securities due to factors such as limited publicly available information, non-uniform accounting standards, lower trading volume and possible consequent illiquidity, greater volatility in price, the possible imposition of withholding or confiscatory taxes, the possible adoption of foreign governmental restrictions affecting the payment of principal and interest, expropriation of assets, nationalization, or other adverse political or economic developments. Foreign companies may not be subject to auditing and financial reporting standards and requirements comparable to those which apply to United States companies. Foreign brokerage commissions and other fees are generally higher than in the United States. It may also be more difficult to obtain and enforce a judgment against a foreign issuer.

In addition, to the extent that the Portfolio's foreign investments are not U.S. dollar-denominated, the Portfolio may be affected favorably or unfavorably by changes in currency exchange rates or exchange control regulations and may incur costs in connection with conversion between currencies.

In determining whether to invest in securities of foreign issuers when seeking current income, the investment adviser of the Portfolio will consider the likely impact of foreign taxes on the net yield available to the Portfolio and its interestholders. Income received by the Portfolio from sources within foreign countries may be reduced by withholding and other taxes imposed by such countries. Tax conventions between certain countries and the United States may reduce or eliminate such taxes. It is impossible to determine the effective rate of foreign tax in advance since the amount of the Portfolio's assets to be invested in various countries is not known, and tax laws and their interpretations may change from time to time and may change without advance notice. Any such taxes paid by the Portfolio will reduce its net income.

FOREIGN CURRENCY TRANSACTIONS

The Portfolio may engage in currency exchange transactions to protect against uncertainty in the level of future foreign currency exchange rates and to increase current return. The Portfolio may engage in both "transaction hedging" and "position hedging."

When it engages in transaction hedging, the Portfolio enters into foreign currency transactions with respect to specific receivables or payables generally arising in connection with the purchase or sale of its portfolio securities. The Portfolio will engage in transaction hedging when it desires to "lock in" the U.S. dollar price of securities it has agreed to purchase or sell, or the U.S. dollar equivalent of a dividend or interest payment in a foreign currency. By transaction hedging the Portfolio will attempt to protect against a possible loss resulting from an adverse change in the relationship between the U.S. dollar and the applicable foreign currency during the period between the date on which the securities is purchased or sold or on which the dividend or interest payment is declared, and the date on which such payments are made or received.

The Portfolio may purchase or sell a foreign currency on a spot (or cash) basis at the prevailing spot rate in connection with transaction hedging. The Portfolio may also enter into contracts to purchase or sell foreign currencies at a future date ("forward contracts") and purchase and sell foreign currency futures contracts.

For transaction hedging purposes the Portfolio may also purchase exchange-listed and over-the-counter call and put options on foreign currency futures contracts and on foreign currencies. A put option on a futures contract gives the Portfolio the right to assume a short position in the futures contract until expiration of the option. A put option on currency gives the Portfolio the right to sell a currency at an exercise price until the expiration of the option. A call option on a futures contract gives the Portfolio the right to assume a long position in the futures contract until the expiration of the option. A call option on currency gives the Portfolio the right to purchase a currency at the exercise price until the expiration of the option. The Portfolio will engage in over-the-counter transactions only when appropriate exchange-traded transactions are unavailable and when, in SCMI's opinion, the pricing mechanism and liquidity are satisfactory and the participants are responsible parties likely to meet their contractual obligations.

When it engages in position hedging, the Portfolio enters into foreign currency exchange transactions to protect against a decline in the values of the foreign currencies in which securities held by the Portfolio are denominated or are quoted in their principal trading markets or an increase in the value of currency for securities which the Portfolio expects to purchase. In connection with position hedging, the Portfolio may purchase put or call options on foreign currency and foreign currency futures contracts and buy or sell forward contracts and foreign currency futures contracts. The Portfolio may also purchase or sell foreign currency on a spot basis.

The precise matching of the amounts of foreign currency exchange transactions and the value of the portfolio securities involved will not generally be possible since the future value of such securities in foreign currencies will change as a consequence of market movements in the values of those securities between the dates the currency exchange transactions are entered into and the dates they mature.

It is impossible to forecast with precision the market value of the Portfolio's portfolio securities at the expiration or maturity of a forward or futures contract. Accordingly, it may be necessary for the Portfolio to purchase additional foreign currency on the spot market (and bear the expense of such purchase) if the market value of the security or securities being hedged is less than the amount of foreign currency the Portfolio is obligated to deliver and if a decision is made to sell the security or securities and make delivery of the foreign currency. Conversely, it may be necessary to sell on the spot market some of the foreign currency received upon the sale of the portfolio security or securities of the Portfolio if the market value of such security or securities exceeds the amount of foreign currency the Portfolio is obligated to deliver.

To offset some of the costs to the Portfolio of hedging against fluctuations in currency exchange rates, the Portfolio may write covered call options on those currencies.

Transaction and position hedging do not eliminate fluctuations in the underlying prices of the securities which the Portfolio owns or intends to purchase or sell. These techniques simply establish a rate of exchange which the Portfolio can achieve at some future point in time. Additionally, although these techniques tend to minimize the risk of loss due to a decline in the value of the hedged currency, they tend to limit any potential gain which might result from the increase in the value of such currency.

The Portfolio may also seek to increase its current return by purchasing and selling foreign currency on a spot basis, and by purchasing and selling options on foreign currencies and on foreign currency futures contracts, and by purchasing and selling foreign currency forward contracts.

CURRENCY FORWARD AND FUTURES CONTRACTS. A forward foreign currency exchange contract involves an obligation to purchase or sell a specific currency at a future date, which may be any fixed number of days from the date of the contract as agreed by the parties, at a price set at the time of the contract. In the case of a cancelable forward contract, the holder has the unilateral right to cancel the contract at maturity by paying a specified fee. The contracts are traded in the interbank market conducted directly between currency traders (usually large commercial banks) and their customers. A forward contract generally has no deposit requirement, and no commissions are charged at any stage for trades. A foreign currency futures contract is a standardized contract for the future delivery of a specified amount of a foreign currency at a future date at a price set at the time of the contract. Foreign currency futures contracts traded in the United States are designed by and traded on exchanges regulated by the CFTC, such as the New York Mercantile Exchange.

Forward foreign currency exchange contracts differ from foreign currency futures contracts in certain respects. For example, the maturity date of a forward contract may be any fixed number of days from the date of the contract agreed upon by the parties, rather than a predetermined date in a given month. Forward contracts may be in any amounts agreed upon by the parties rather than predetermined amounts. Also, forward foreign exchange contracts are traded directly between currency traders so that no intermediary is required. A forward contract generally requires no margin or other deposit.

At the maturity of a forward or futures contract, the Portfolio may either accept or make delivery of the currency specified in the contract, or at or prior to maturity enter into a closing transaction involving the purchase or sale of an offsetting contract. Closing transactions with respect to forward contracts are usually effected with the currency trader who is a party to the original forward contract. Closing transactions with respect to futures contracts are effected on a commodities exchange; a clearing corporation associated with the exchange assumes responsibility for closing out such contracts.

Positions in foreign currency futures contracts and related options may be closed out only on an exchange or board of trade which provides a secondary market in such contracts or options. Although the Portfolio will normally purchase or sell foreign currency futures contracts and related options only on exchanges or boards of trade where there appears to be an active secondary market, there is no assurance that a secondary market on an exchange or board of trade will exist for any particular contract or option or at any particular time. In such event, it may not be possible to close a futures or related option position and, in the event of adverse price movements, the Portfolio would continue to be required to make daily cash payments of variation margin on its futures positions.

FOREIGN CURRENCY OPTIONS. Options on foreign currencies operate similarly to options on securities, and are traded primarily in the over-the-counter markets, although options on foreign currencies have recently been listed on several exchanges. Such options will be purchased or written only when SCMI believes that a liquid secondary market exists for such options. There can be no assurance that a liquid secondary market will exist for a particular option at any specific time. Options on foreign currencies are affected by all of the factors which influence exchange rates and investments generally.

The value of a foreign currency option is dependent upon the value of the foreign currency and the U.S. dollar, and may have no relationship to the investment merits of a foreign security. Because foreign currency transactions occurring in the interbank market involve substantially larger amounts than those that may be involved in the use of foreign currency options, investors may be disadvantaged by having to deal in an odd lot market (generally consisting of transactions of less than $1 million) for the underlying foreign currencies at prices that are less favorable than for round lots.

There is no systematic reporting of last sale information for foreign currencies and there is no regulatory requirement that quotations available through dealers or other market sources be firm or revised on a timely basis. Available quotation information is generally representative of very large transactions in the interbank market and thus may not reflect relatively smaller transactions (less than $1 million) where rates may be less favorable. The interbank market in foreign currencies is a global, around-the-clock market. To the extent that the U.S. options markets are closed while the markets for the underlying currencies remain open, significant price and rate movements may take place in the underlying markets that cannot be reflected in the U.S. options markets.

FOREIGN CURRENCY CONVERSION. Although foreign exchange dealers do not charge a fee for currency conversion, they do realize a profit based on the difference (the "spread") between prices at which they buy and sell various currencies. Thus, a dealer may offer to sell a foreign currency to the Portfolio at one rate, while offering a lesser rate of exchange should the Portfolio desire to resell that currency to the dealer.

WARRANTS AND STOCK RIGHTS

The Portfolio may invest in warrants, which are options to purchase an equity security at a specified price (usually representing a premium over the applicable market value of the underlying equity security at the time of the warrant's issuance). The Portfolio may not invest more than 5% of its net assets (at the time of investment) in warrants (other than those that have been acquired in units or attached to other securities). No more than 2% of the Portfolio's net assets (at the time of investment) may be invested in warrants that are not listed on the New York or American Stock Exchanges. Investments in warrants involve certain risks, including the possible lack of a liquid market for the resale of the warrants, potential price fluctuations as a result of speculation or other factors and failure of the price of the underlying security to reach a level at which the warrant can be prudently exercised (in which case the warrant may expire without being exercised, resulting in the loss of the Portfolio's entire investment therein). The prices of warrants do not necessarily move parallel to the prices of the underlying securities. Warrants have no voting rights, receive no dividends and have no rights with respect to the assets of the issuer.

In addition, the Portfolio may invest up to 5% of its assets (at the time of investment) in stock rights. A stock right is an option given to a interestholder to buy additional shares at a predetermined price during a specified time period.

ZERO-COUPON SECURITIES

Zero-coupon securities in which the Portfolio may invest are debt obligations which are generally issued at a discount, are payable in full at maturity, and do not provide for current payments of interest prior to maturity. Zero-coupon securities usually trade at a deep discount from their face or par value and are subject to greater market value fluctuations due to changing interest rates than debt obligations of comparable maturities which make current distributions of interest. As a result, the net asset value of interests of the Portfolio if it invests in zero-coupon securities may fluctuate more widely than interests of other portfolios of the Trust and other mutual funds investing in securities making current distributions of interest and having similar maturities.

Zero-coupon securities may include U.S. Treasury bills issued directly by the U.S. Treasury or other short-term debt obligations, and longer-term bonds or notes and their unmatured interest coupons which have been separated by their holder, typically a custodian bank or investment brokerage firm. A number of securities firms and banks have stripped the interest coupons from the underlying principal (the "corpus") of U.S. Treasury securities and resold them in custodial receipt programs with a number of different names, including Treasury Income Growth Receipts ("TIGRS") and Certificates of Accrual on Treasuries ("CATS"). The underlying U.S. Treasury bonds and notes themselves are held in book-entry form at the Federal Reserve Bank or, in the case of bearer securities (I.E., unregistered securities which are owned ostensibly by the bearer or holder thereof), in trust on behalf of the owners thereof.

In addition, the Treasury has facilitated transfers of ownership of zero-coupon securities by accounting separately for the beneficial ownership of particular interest coupons and corpus payments on U.S. Treasury securities through the Federal Reserve book-entry record-keeping system. The Federal Reserve program as established by the Treasury Department is known as "STRIPS" or "Separate Trading of Registered Interest and Principal of Securities." Under the STRIPS program, the Portfolio will be able to have its beneficial ownership of U.S. Treasury zero-coupon securities recorded directly in the book-entry record-keeping system in lieu of having to hold certificates or other evidences of ownership of the underlying U.S. Treasury securities.

When debt obligations have been stripped of their unmatured interest coupons by the holder, the stripped coupons are sold separately. The principal or corpus is sold at a deep discount because the buyer receives only the right to receive a future fixed payment on the security and does not receive any rights to periodic cash interest payments. Once stripped or separated, the corpus and coupons may be sold separately. Typically, the coupons are sold separately or grouped with other coupons with like maturity dates and sold in such bundled form. Purchasers of stripped obligations acquire, in effect, discount obligations that are economically identical to the zero-coupon securities issued directly by the obligor.

CONVERTIBLE SECURITIES

The Portfolio may invest in convertible preferred stocks and convertible debt securities ("convertible securities"). A convertible security is a bond, debenture, note, preferred stock or other security that may be converted into or exchanged for a prescribed amount of common stock of the same or a different issuer within a particular period of time at a specified price or formula. Convertible securities rank senior to common stocks in a corporation's capital structure and, therefore, carry less risk than the corporation's common stock. The value of a convertible security is a function of its "investment value" (its value as if it did not have a conversion privilege), and its "conversion value" (the security's worth if it were to be exchanged for the underlying security, at market value, pursuant to its conversion privilege). Because convertible debt is convertible into stock under specified conditions, the value of convertible debt also is affected normally by changes in the value of the issuer's equity securities.

DEBT-TO-EQUITY CONVERSIONS

The Portfolio may invest up to 5% of its net assets in debt-to-equity conversions. Debt-to-equity conversion programs are sponsored in varying degrees by certain foreign countries and permit investors to use external debt of a country to make equity investments in local companies. Many conversion programs relate primarily to investments in transportation, communication, utilities and similar infrastructure-related areas. The terms of the programs vary from country to country but include significant restrictions on the application of proceeds received in the conversion and on the repatriation of investment profits and capital. When inviting conversion applications by holders of eligible debt, a government usually specifies the minimum discount from par value that it will accept for conversion. SCMI believes that debt-to-equity conversion programs may offer opportunities to invest in otherwise restricted equity securities that have a potential for significant capital appreciation. SCMI, therefore, may invest the Portfolio's assets to a limited extent in such programs under appropriate circumstances. There can be no assurance that debt-to-equity conversion programs will continue to be successful or that the Portfolio will be able to convert all or any of its emerging market debt portfolio into equity investments.

BRADY BONDS

The Portfolio may invest a portion of its assets in Brady Bonds, which are securities created through the exchange of existing commercial bank loans to sovereign entities for new obligations in connection with debt restructurings. Brady Bonds have been issued only recently and, therefore, do not have a long payment history. Brady Bonds may have collateralized and uncollateralized components, are issued in various currencies, and are actively traded in the over-the-counter secondary market. Brady Bonds are not considered U.S. Government securities. In light of the residual risk associated with the uncollateralized portions of Brady Bonds and, among other factors, the history of defaults with respect to commercial bank loans by public and private entities of countries issuing Brady Bonds, investments in Brady Bonds are considered speculative. Brady Bonds acquired by the Portfolio could be subject to restructuring arrangements or to requests for new credit, which could cause the Portfolio to suffer a loss of interest or principal on its holdings

INDEXED SECURITIES

The Portfolio may invest in indexed securities, the values of which are linked to currencies, interest rates, commodities, indices, or other financial indicators. Investment in indexed securities involves certain risks. In addition to the credit risk of the securities issuer and normal risks of price changes in response to changes in interest rates, the principal amount of indexed securities may decrease as a result of changes in the value of the reference instruments. Also, in the case of certain indexed securities where the interest rate is linked to a reference instrument, the interest rate may be reduced to zero and any further declines in the value of the security may then reduce the principal amount payable on maturity. Further, indexed securities may be more volatile than the reference instruments underlying indexed securities.

EMERGING MARKETS COUNTRIES

The following countries are not currently deemed to be "emerging markets" in which the Portfolio typically invests.

                   Australia                          The Netherlands
                   Austria                            New Zealand
                   Belgium                            Norway
                   Canada                             Portugal
                   Denmark                            Singapore
                   Finland                            Spain
                   France                             Sweden
                   Germany                            Switzerland

                   Ireland                            United Kingdom
                   Italy                              United States
                   Japan


                             INVESTMENT RESTRICTIONS

The following investment restrictions are in addition to those described under "Investment Restrictions" and "Investment Objective and Policies" in Part A. Except as required by the 1940 Act, if any percentage restriction on investment or utilization of assets is adhered to at the time an investment is made, a later change in percentage resulting from a change in the market values of the Portfolio's assets or purchases and redemptions of interests will not be considered a violation of the limitation.

     FUNDAMENTAL   RESTRICTIONS.   The  following  investment  restrictions  are
     fundamental policies of the Portfolio and cannot be changed without interestholder approval. Under these restrictions, the Portfolio will not:

                (1) Underwrite securities of other companies (except insofar as the Portfolio might be deemed to be acting as an underwriter in the resale of any securities held in its portfolio);

                (2) Invest in commodities or commodity contracts (other than a Hedging Instrument which it may use as permitted by any of its other fundamental policies, whether or not any such Hedging Instrument is considered to be a commodity or a commodity contract);

                (3) Purchase securities on margin; however, the Portfolio may make margin deposits in connection with any Hedging Instruments which it may use as permitted by any of its other fundamental policies;

                (4) Purchase or write puts or calls except as permitted by any of its other fundamental policies;

                (5) Lend money except in connection with the acquisition of debt securities which the Portfolio's investment policies and restrictions permit it to purchase (see "Investment Objective and Policies" in Part A); the Portfolio may, however, make loans of portfolio securities (see "Loans of Portfolio Securities") and enter into repurchase agreements (see "Repurchase Agreements");

                (6)   Make short sales of securities;

                (7) Invest in interests in oil, gas or other mineral exploration or development programs (but the Portfolio may purchase readily marketable securities of companies which operate, invest in, or sponsor such programs); and

                (8) Invest in real estate or in interests in real estate (but the Portfolio may purchase readily marketable securities of companies holding real estate or interests therein).


     NONFUNDAMENTAL RESTRICTIONS. The following investment restrictions are not fundamental policies of the Portfolio:

                  (1) Invest in or hold  securities of any issuer if officers or
                      Trustees of the Trust or SCMI individually owning more than 0.5% of the securities of such issuer together own more than 5% of the securities of such issuer;

                  (2) Invest  more than 5% of the  value of its total  assets in securities of issuers having a record, together with predecessors, of less than three years of continuous operation; and

                  (3) Purchase  or  otherwise  acquire  any  security  if,  as a result, more than 15% of the Portfolio's net assets (taken at current value) would be invested in securities that are illiquid (i) by virtue of the absence of a readily available market or (ii) because of legal or contractual restrictions on resale ("restricted securities"). This limitation on investing in restricted securities does not include securities that may not be resold to the general public (pursuant to Rule 144A under the Securities Act of 1933, as amended) but may be resold to qualified institutional purchasers.

                             MANAGEMENT OF THE TRUST

OFFICERS AND TRUSTEES

The following information relates to the principal occupations during the past five years of each Trustee and executive officer of the Trust and shows the nature of any affiliation with SCMI. Except as noted, each of these individuals currently serves in the same capacity for Schroder Capital Funds (Delaware), Schroder Capital Funds II and Schroder Series Trust, each of which is a registered investment company in the Schroder family of funds (with the Trust, the "Fund Complex"). SCMI serves as investment adviser to each series in the Fund Complex. If no address is shown, the person's address is that of the Trust, Two Portland Square, Portland, Maine 04101.

         PETER E. GUERNSEY, 75 - Trustee of the Trust; Insurance Consultant since August 1986; prior thereto Senior Vice President, Marsh & McLennan, Inc., insurance brokers.

         JOHN I. HOWELL, 80 - Trustee of the Trust; Private Consultant since February 1987; Honorary Director, American International Group, Inc.; Director, American International Life Assurance Company of New York.

         CLARENCE F. MICHALIS, 75 - Trustee of the Trust; Chairman of the Board of Directors, Josiah Macy, Jr. Foundation (charitable foundation).

         HERMANN C. SCHWAB, 77 - Chairman and Trustee of the Trust; retired since March, 1988; prior thereto, consultant to SCMI since February 1, 1984.

         HON. DAVID N. DINKINS, 69 - Trustee of the Trust; Professor, Columbia University School of International and Public Affairs; Director, American Stock Exchange, Carver Federal Savings Bank, Transderm Laboratory Corporation, and The Cosmetic Center, Inc.; formerly, Mayor, The City of New York.

         PETER S. KNIGHT, 46 - Trustee of the Trust; Partner, Wunder, Knight, Levine, Thelen & Forcey; Director, Comsat Corp., Medicis Pharmaceutical Corp., and Whitman Education Group Inc.; formerly, Campaign Manager, Clinton/Gore `96.

         SHARON L. HAUGH*, 51, 787 Seventh Avenue, New York, New York - Trustee of the Trust; Chairman, Schroder Capital Management Inc. ("SCM"), Executive Vice President and Director, SCMI; Chairman and Director, Schroder Advisors.

         MARK J. SMITH*, 35, 33 Gutter Lane, London, England - President and Trustee of the Trust; Senior Vice President and Director of SCMI since April 1990; Director and Senior Vice President, Schroder Advisors.

         MARK ASTLEY, 33, 787 Seventh Avenue, New York, New York - Vice President of the Trust; First Vice President of SCMI, prior thereto, employed by various affiliates of SCMI in various positions in the investment research and portfolio management areas since 1987.

         FERGAL CASSIDY, 29, 787 Seventh Avenue, New York, New York - Treasurer of the Trust; Acting Controller and Assistant Vice President of SCM and SCMI since September 1997; Associate, SCMI, from August 1995 to March 1997; prior thereto Senior Accountant of Concurrency Mgt., Greenwich, Connecticut from November 1994 to August 1995, and Senior Accountant, Schroder Properties, London, September 1990 to November 1993.

         ROBERT G. DAVY, 36, 787 Seventh Avenue, New York, New York - Vice President of the Trust; Director of SCMI and Schroder Capital Management International Ltd. since 1994; First Vice President of SCMI since July, 1992; prior thereto, employed by various affiliates of SCMI in various positions in the investment research and portfolio management areas since 1986.

         MARGARET H. DOUGLAS-HAMILTON, 55, 787 Seventh Avenue, New York, New York - Vice President of the Trust; Secretary of SCM since July 1995; Senior Vice President (since April 1997) and General Counsel of Schroders U.S. Holdings Inc. since May 1987; prior thereto, partner of Sullivan & Worcester, a law firm.

         RICHARD R. FOULKES, 51, 787 Seventh Avenue, New York, New York - Vice President of the Trust; Deputy Chairman of SCMI since October 1995; Director and Executive Vice President of Schroder Capital Management International Ltd. since 1989.

         JOHN Y. KEFFER, 54 - Vice President of the Trust; President of Forum Financial Group, LLC which is the indirect parent of Forum Accounting Services, LLC and Forum Administrative Services, LLC.

         JANE P. LUCAS, 35, 787 Seventh Avenue, New York, New York - Vice President of the Trust; Director and Senior Vice President SCMI; Director of SCM since September 1995; Director of Schroder Advisors since September 1996; Assistant Director Schroder Investment Management Ltd. since June 1991.

         ALAN MANDEL, 41, 787 Seventh Avenue, New York, New York - Assistant Treasurer of the Trust; Vice President of SCMI since September 1998; prior thereto Director of Mutual Fund Administration for Salomon Brothers Asset Management since 1995; prior thereto Chief Financial Officer and Vice President of Mutual Capital Management since 1991.

         CATHERINE A. MAZZA, 37, 787 Seventh Avenue, New York, New York - Vice President of the Trust; President of Schroder Advisors since 1997; First Vice President of SCMI and SCM since 1996; prior thereto, held various marketing positions at Alliance Capital, an investment adviser, since July 1985.

         CARIN MUHLBAUM, 36, 787 Seventh Avenue, New York, New York - Assistant Secretary of the Trust; Vice President of SCMI since 1998; prior thereto an investment management attorney with Seward & Kissel since 1998; prior thereto an investment management attorney with Gordon Altman Butowsky Weitzen Shalov & Wein since 1989.

         MICHAEL PERELSTEIN, 41, 787 Seventh Avenue, New York, New York - Vice President of the Trust; Director since May 1997 and Senior Vice President of SCMI since January 1997; prior thereto, Managing Director of MacKay - Shields Financial Corp.

         ALEXANDRA POE, 37, 787 Seventh Avenue, New York, New York - General Counsel since June 1998; Secretary and Vice President of the Trust; Vice President of SCMI since August 1996; Fund Counsel and Senior Vice President of Schroder Advisors since August 1996; Secretary of Schroder Advisors; prior thereto, an investment management attorney with Gordon Altman Butowsky Weitzen Shalov & Wein since July 1994; prior thereto counsel and Vice President of Citibank, N.A. since 1989.

         NICHOLAS ROSSI, 35, 787 Seventh Avenue, New York, New York - Assistant Secretary of the Trust, Associate of SCMI since October 1997 and
         Assistant Vice President Schroder Advisors since March 1998; prior thereto Mutual Fund Specialist, Willkie Farr & Gallagher since May 1996; prior thereto, Fund Administrator with Furman Selz LLC since 1992.

         THOMAS G. SHEEHAN, 42 - Assistant Treasurer and Assistant Secretary of the Trust; Relationship Manager and Counsel, Forum Administrative Services, LLC since 1993; prior thereto, Special Counsel, U.S. Securities and Exchange Commission, Division of Investment Management, Washington, D.C.

         JOHN A.  TROIANO,  38, 787 Seventh  Avenue,  New York,  New York - Vice
         President of the Trust; Director of SCM since April 1997; Chief Executive Officer, since July 1, 1997, of SCMI and Managing Director and Senior Vice President of SCMI since October 1995; prior thereto, employed by various affiliates of SCMI in various positions in the investment research and portfolio management areas since 1981.

         CHERYL O. TUMLIN, 32, Assistant Treasurer and Assistant Secretary of the Trust; Assistant Counsel, Forum Administrative Services, LLC since July 1996, prior thereto, attorney with the U.S. Securities and Exchange Commission, Division of Market Regulation since 1995; prior thereto, attorney with Robinson Silverman Pearce Aronsohn & Berman since 1991.

         IRA L. UNSCHULD, 31, 787 Seventh Avenue, New York, New York - Vice President of the Trust; Group Vice President of SCMI since April, 1993 and an Associate from July, 1990 to April, 1993.

*        Interested Trustee of the Trust within the meaning of the 1940 Act.

Officers and Trustees who are interested persons of the Trust receive no salary, fees or compensation from the Trust. Independent Trustees of the Trust receive an annual retainer from the Fund Complex of $11,000 and additional fees of $1,250 per meeting attended in person or $500 per meeting attended by telephone. Members of an Audit Committee for one or more of the investment companies receive an additional $1,000 per year. Payment of the annual retainer is allocated among the various investment companies based on their relative net assets. Payment of meeting fees is allocated only among those investment companies to which the meeting relates. None of the registered investment companies in the Fund Complex has any bonus, profit sharing, pension or retirement plans.

The following table provides the fees paid to each independent Trustee for the Trust's most recently completed fiscal year ended May 31, 1998.

                                                          Pension or                                   Total
                                                          Retirement                             Compensation From
                                      Aggregate        Benefits Accrued      Estimated Annual    Fund Complex Paid
                                  Compensation From    As Part of Trust       Benefits Upon       To Trustees ($)
Name of Trustee                     the Trust ($)        Expenses ($)         Retirement ($)
-------------------------------- -------------------- -------------------- --------------------- -------------------
Mr. Guernsey                            4,073                  0                    0                 7,000
Mr. Howell                              3,043                  0                    0                 7,000
Mr. Michalis                            4,073                  0                    0                 7,000
Mr. Schwab                              4,573                  0                    0                 7,750
Mr. Dinkins                             2,543                  0                    0                 5,000
Mr. Knight                              2,543                  0                    0                 6,250

As of September 30, 1998, the officers and Trustees of the Trust owned, in the aggregate, less than 1% of the Trust's outstanding shares.

               CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

As of September 30, 1998, the following are the principal interestholders in the
Portfolio:

                                                      Number of Units of       Percentage of
                                                      Beneficial Interest     Portfolio Owned
                                                      -------------------     ---------------

(1)   Schroder Emerging Markets Fund Institutional
       Portfolio, a  series of Schroder Capital Funds      19,178,000              73.08%
       (Delaware)
       Two Portland Square
       Portland, Maine  04101
(2)  The California Endowment                               7,063,000              26.92%
       21550 Oxnard Street
       Woodland Hills, CA  91367


Schroder Capital Funds (Delaware) has informed the Trust that whenever any of its series investing in the Portfolio is requested to vote on matters pertaining to the Portfolio, it will either: (1) solicit voting instructions from shareholders of that series with regard to the voting of all proxies with respect to the fund's shares in the Portfolio and vote such proxies in accordance with such instructions, or (2) vote the interests held by the Portfolio in the same proportion as the vote of all other holders of the Portfolio's interests.

                     INVESTMENT ADVISORY AND OTHER SERVICES

INVESTMENT ADVISORY SERVICES

SCMI, 787 Seventh Avenue, New York, New York, 10019, serves as investment adviser to the Portfolio pursuant to an investment advisory agreement. SCMI (as well as SCM) is a wholly owned U.S. subsidiary of Schroders Incorporated (doing business in New York State as Schroders Holdings), the wholly owned U.S. holding company subsidiary of Schroders plc. Schroders plc is the holding company parent of a large worldwide group of banks and financial service companies (referred to as the "Schroder Group"), with associated companies and branch and representative offices located in seventeen countries worldwide. The Schroder Group specializes in providing investment management services, with funds under management of approximately 175 billion as of June 30, 1998.

Under the investment advisory agreement, SCMI is responsible for managing the investment and reinvestment of the Portfolio's assets and for continuously reviewing, supervising and administering the Portfolio's investments. In this regard, SCMI is responsible for making decisions relating to the Portfolio's investments and placing purchase and sale orders regarding such investments with brokers or dealers selected by it in its discretion. SCMI also furnishes to the Board, which has overall responsibility for the business and affairs of the Trust, periodic reports on the investment performance of the Portfolio.

Under the terms of the investment advisory agreement, SCMI is required to manage the Portfolio's investment portfolio in accordance with applicable laws and regulations. In making its investment decisions, SCMI does not use material inside information that may be in its possession or in the possession of its affiliates.

The investment advisory agreement continues in effect provided such continuance is approved annually: (1) by the vote of a majority of the outstanding voting interests of the Portfolio (as defined by the 1940 Act) or by the Board and (2) by a majority of the Trustees who are not parties to the agreement or "interested persons" (as defined in the 1940 Act) of any party to the agreement. The investment advisory agreement may be terminated without penalty by vote of the Trustees or the interestholders of the Portfolio, in each case on 60 days' written notice to SCMI, or by SCMI on 60 days' written notice to the Trust. The agreement terminates automatically if assigned. The agreement also provides that, with respect to the Portfolio, neither SCMI nor its personnel shall be liable for any error of judgment or mistake of law or for any act or omission in the performance of its or their duties to the Portfolio, except for willful misfeasance, bad faith or gross negligence in the performance of SCMI's or their duties or by reason of reckless disregard of its or their obligations and duties under the agreement.

Table 1 in Appendix A shows the dollar amount of advisory fees payable as a percentage of daily net assets by the Portfolio to SCMI, as well as the dollar amount of fees that would have been payable had certain waivers not been in place, together with the dollar amount of fees waived and the dollar amount of net fees paid. This information is provided for the past three years or such shorter term as the Portfolio has been operational. The advisory fee rate is set forth in Part A.

ADMINISTRATIVE SERVICES

On behalf of the Portfolio, the Trust has entered into an administration agreement with Schroder Advisors, 787 Seventh Avenue, New York, New York 10019, and a subadministration agreement with FAdS. Under these agreements, Schroder Advisors and FAdS provide certain management and administrative services necessary for the Portfolio's operations, other than the investment management and administrative services provided to the Portfolio by SCMI pursuant SCMI's investment advisory agreements. These services include, among other things: (1) preparation of interestholder reports and communications; (2) regulatory compliance, such as reports to and filings with the SEC and state securities commissions; and (3) general supervision of the operation of the Portfolio, including coordination of the services performed by SCMI and the interestholder recordkeeper and portfolio accountant, custodian, independent accountants, legal counsel and others. Schroder Advisors is a wholly owned subsidiary of SCMI, and is a registered broker-dealer organized to act as administrator and distributor of mutual funds.

The administration and subadministration agreements are terminable with respect to the Portfolio without penalty, at any time, by the Board on 60 days' written notice to Schroder Advisors or FAdS, as applicable, or by Schroder Advisors or FAdS on 60 days' written notice to the Trust.

Table 2 in Appendix A shows the dollar amount of administration and subadministration fees payable with respect to the Portfolio had certain waivers not been in place, together with the dollar amount of fees waived and the dollar amount of net fees paid. The fee rates are set forth in Part A. This information is provided for the past three years or such shorter terms as the Portfolio has been operational.

PORTFOLIO ACCOUNTANT AND INTERESTHOLDER RECORDKEEPER

FAcS, an affiliate of FAdS, performs interestholder recordkeeping and portfolio accounting services for the Portfolio pursuant to an agreement with the Trust. The agreement is terminable with respect to the Portfolio without penalty, at any time, by the Board upon 60 days' written notice to FAcS, or by FAcS upon 60 days' written notice to the Trust.

Under its agreement, FAcS prepares and maintains the interestholder and accounting books and records of the Portfolio that are required to be maintained under the 1940 Act, calculates the net asset value of the Portfolio, calculates the distributive share of the Portfolio's income, expense, gain and loss allocable to each interestholder and prepares periodic reports to interestholders and the SEC. For its services to the Portfolio, FAcS is entitled to receive from the Trust a fee of $48,000 per year. FAcS is entitled to an additional $24,000 per year with respect to global and international portfolios. In addition, FAcS also is entitled to an additional $12,000 per year with respect to the Portfolios if it has more than 100 security positions or a monthly portfolio turnover rate of 10% or greater.

FAcS is required to use its best judgment and efforts in rendering its services and is not liable to the Trust for any action or inaction in the absence of bad faith, willful misconduct or gross negligence. FAcS is not responsible or liable for any failure or delay in performance of its obligations arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control. The Trust has agreed to indemnify and hold harmless FAcS and its employees, agents, officers and directors against and from any and all claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, counsel fees and all other expenses arising out of or in any way related to FAcS's actions taken or failures to act with respect to the Portfolio or based, if applicable, upon information, instructions or requests with respect to the Portfolio given or made to FAcS by an officer of the Trust duly authorized. This indemnification does not apply to FAcS's actions taken or failures to act in cases of FAcS's own bad faith, willful misconduct or gross negligence.

CUSTODIAN

The Chase Manhattan Bank, through its Global Securities Services division located in London, England, acts as custodian of the Portfolio's assets but plays no role in making decisions as to the purchase or sale of portfolio securities for the Portfolio. Pursuant to rules adopted under the 1940 Act, the Portfolio may maintain its foreign securities and cash in the custody of certain eligible foreign banks and securities depositories. Selection of these foreign custodial institutions is made by the Board following a consideration of a number of factors, including (but not limited to) the reliability and financial stability of the institution; the ability of the institution to perform capably custodial services for the Portfolio; the reputation of the institution in its national market; the political and economic stability of the country in which the institution is located; and further risks of potential nationalization or expropriation of Portfolio assets.

INDEPENDENT AUDITORS

PricewaterhouseCoopers LLP, One Post Office Square, Boston, Massachusetts 02109, serves as independent auditors for the Portfolio.

                    BROKERAGE ALLOCATION AND OTHER PRACTICES

INVESTMENT DECISIONS

Investment decisions for the Portfolio and for SCMI's other investment advisory clients are made with a view to achieving their respective investment objectives. Investment decisions are the product of many factors in addition to basic suitability for the particular client involved, and a particular security may be bought or sold for other clients at the same time. Likewise, a particular security may be bought for one or more clients when one or more other clients are selling the security. In some instances, one client may sell a particular security to another client. It also sometimes happens that two or more clients simultaneously purchase or sell the same security, in which event each day's transactions in such security are, insofar as is possible, averaged as to price and allocated between such clients in a manner that, in SCMI's opinion, is equitable to each and in accordance with the amount being purchased or sold by each. There may be circumstances when purchases or sales of portfolio securities for one or more clients will have an adverse effect on other clients.

BROKERAGE AND RESEARCH SERVICES

Transactions on U.S. stock exchanges and other agency transactions involve the payment of negotiated brokerage commissions. Such commissions vary among brokers. Also, a particular broker may charge different commissions according to the difficulty and size of the transaction; for example, transactions in foreign securities generally involve the payment of fixed brokerage commissions, which are generally higher than those for transactions in domestic securities. Since most brokerage transactions for the Portfolio are placed with foreign broker-dealers, certain portfolio transaction costs for the Portfolio may be higher than fees for similar transactions executed on U.S. securities exchanges. However, SCMI seeks to achieve the best net results in effecting its portfolio transactions. There is generally less governmental supervision and regulation of foreign stock exchanges and brokers than of those in the United States. There is generally no stated commission in the case of securities traded in the over-the-counter markets, but the price paid usually includes an undisclosed dealer commission or mark-up. In underwritten offerings, the price paid includes a disclosed, fixed commission or discount retained by the underwriter or dealer.

The Portfolio's advisory agreement authorizes and directs SCMI to place orders for the purchase and sale of the Portfolio's investments with brokers or dealers it selects and to seek "best execution" of portfolio transactions.

SCMI places all such orders for the purchase and sale of portfolio securities and buys and sells securities through a substantial number of brokers and dealers. In so doing, SCMI uses its best efforts to obtain the most favorable price and execution available. The Portfolio may, however, pay higher than the lowest available commission rates when SCMI believes it is reasonable to do so in light of the value of the brokerage and research services provided by the broker effecting the transaction. In seeking the most favorable price and execution, SCMI considers all factors it deems relevant, including price, transaction size, the nature of the market for the security, the commission amount, the timing of the transaction (taking into account market prices and trends), the reputation, experience and financial stability of the broker-dealers involved, and the quality of service rendered by the broker-dealers in other transactions.

Historically, investment advisers, including advisers of investment companies and other institutional investors, have received research services from broker-dealers that execute portfolio transactions for the advisers' clients. Consistent with this practice, SCMI may receive research services from broker-dealers with which it places portfolio transactions. These services, which in some cases may also be purchased for cash, include such items as general economic and security market reviews, industry and company reviews, evaluations of securities and recommendations as to the purchase and sale of securities. Some of these services are of value to SCMI in advising various of its clients (including other portfolios), although not all of these services are necessarily useful and of value in managing the Portfolio. The investment advisory fee paid by the Portfolio is not reduced because SCMI and its affiliates receive such services.

As permitted by Section 28(e) of the Securities Exchange Act of 1934, as amended, SCMI may cause the Portfolio to pay a broker-dealer that provides SCMI with "brokerage and research services" (as defined in that Section) an amount of disclosed commission for effecting a securities transaction in excess of the commission which another broker-dealer would have charged for effecting that transaction. In addition, although it does not do so currently, SCMI may allocate brokerage transactions to broker-dealers who have entered into arrangements under which the broker-dealer allocates a portion of the commissions paid by the Portfolio toward payment of Portfolio expenses, such as custodian fees.

Subject to the general policies of the Portfolio regarding allocation of portfolio brokerage as set forth above, the Board has authorized SCMI to employ:
(1) Schroder & Co. Inc., an affiliate of SCMI, to effect securities transactions of the Portfolio on the New York Stock Exchange only; and (2) Schroder Securities Limited and its affiliates (collectively, "Schroder Securities"), affiliates of SCMI, to effect securities transactions of the Portfolio on various foreign securities exchanges on which Schroder Securities has trading privileges, provided certain other conditions are satisfied as described below.

Payment of brokerage commissions to Schroder & Co. Inc. or Schroder Securities for effecting brokerage transactions is subject to Section 17(e) of the 1940 Act, which requires, among other things, that commissions for transactions on a securities exchange paid by the Portfolio to a broker that is an affiliated person of such investment company (or an affiliated person of another person so affiliated) not exceed the usual and customary broker's commissions for such transactions. It is the policy of the Portfolio that commissions paid to Schroder & Co. Inc. or Schroder Securities will, in SCMI's opinion, be: (1) at least as favorable as commissions contemporaneously charged by Schroder & Co. Inc. or Schroder Securities, as the case may be, on comparable transactions for their most favored unaffiliated customers; and (2) at least as favorable as those which would be charged on comparable transactions by other qualified brokers having comparable execution capability. The Board, including a majority of the non-interested Trustees, has adopted procedures pursuant to Rule 17e-1 under the 1940 Act to ensure that commissions paid to Schroder & Co. Inc. or Schroder Securities by the Portfolio satisfy these standards. Such procedures are reviewed periodically by the Board, including a majority of the non-interested Trustees. The Board also reviews all transactions at least quarterly for compliance with such procedures.

It is further a policy of the Portfolio that all such transactions effected by Schroder & Co. Inc. on the New York Stock Exchange be in accordance with Rule 11a2-2(T) promulgated under the Securities Exchange Act of 1934, as amended, which requires in substance that a member of such exchange not associated with Schroder & Co. Inc. actually execute the transaction on the exchange floor or through the exchange facilities. Thus, while Schroder &

Co. Inc. will bear responsibility for determining important elements of execution such as timing and order size, another firm will actually execute the transaction.

Schroder & Co. Inc. pays a portion of the brokerage commissions it receives from the Portfolio to the brokers executing the transactions on the New York Stock Exchange. In accordance with Rule 11a2-2(T), the Trust has entered into an agreement with Schroder & Co. Inc. permitting it to retain a portion of the brokerage commissions paid to it by the Portfolio. The Board, including a majority of the non-interested Trustees, has approved this agreement.

The Portfolio does not have any understanding or arrangement to direct any specific portion of its brokerage to Schroder & Co. Inc. or Schroder Securities, and none will direct brokerage to Schroder & Co. Inc. or Schroder Securities in recognition of research services.

From time to time, the Portfolio may purchase securities of a broker or dealer through which it regularly engages in securities transactions.

Table 3 in Appendix A shows the dollar amount of brokerage commissions paid by the Portfolio for the past three years or such shorter terms as the Portfolio has been operational. In addition, the table also indicates the dollar amount of brokerage commissions, percentage of brokerage commissions and percentage of commission transactions executed through each of Schroder & Co. Inc. and Schroder Securities.

                       CAPITAL STOCK AND OTHER SECURITIES

Under the Trust's Trust Instrument, the Trustees are authorized to issue beneficial interests in one or more separate and distinct series. Investments in the Portfolio have no preference, preemptive, conversion or similar rights and are fully paid and nonassessable, except as set forth below. Each investor in the Portfolio is entitled to a vote in proportion to the amount of its investment therein. Investors in the Portfolio and other series of the Trust will all vote together in certain circumstances (e.g., election of the Trustees) as required by the 1940 Act. One or more portfolios of the Trust could control the outcome of these votes. Investors do not have cumulative voting rights, and investors holding more than 50% of the aggregate interests in the Trust or in the Portfolio, as the case may be, may control the outcome of votes. The Trust is not required and has no current intention to hold annual meetings of investors, but the Trust will hold special meetings of investors when: (1) a majority of the Trustees determines to do so, or (2) investors holding at least 10% of the interests in the Trust (or the Portfolio) request in writing a meeting of investors in the Trust (or Portfolio). Except for certain matters specifically described in the Trust Instrument, the Trustees may amend the Trust Instrument without the vote of investors.

The Trust, with respect to the Portfolio, may enter into a merger or consolidation, or sell all or substantially all of its assets, if approved by the Board. The Portfolio may be terminated: (1) upon liquidation and distribution of its assets, if approved by the vote of a majority of the Portfolio's outstanding voting interests (as defined in the 1940 Act), or (2) by the Trustees on written notice to the Portfolio's investors. Upon liquidation or dissolution of the Portfolio, the investors therein would be entitled to share pro rata in its net assets available for distribution to investors.

The Trust is organized as a business trust under the laws of the State of Delaware. The Trust's interestholders are not personally liable for the obligations of the Trust under Delaware law. The Delaware Business Trust Act provides that an interestholder of a Delaware business trust shall be entitled to the same limitation of liability extended to interestholders of private corporations for profit. However, no similar statutory or other authority limiting business trust interestholder liability exists in many other states. As a result, to the extent that the Trust or an interestholder is subject to the jurisdiction of courts in those states, the courts may not apply Delaware law, and may thereby subject the interestholders of the Trust to liability. To guard against this risk, the Trust Instrument disclaims interestholder liability for acts or obligations of the Trust and requires that notice of such disclaimer be given in each agreement, obligation and instrument entered into by the Trust or its Trustees, and provides for indemnification out of Trust property of any interestholder held personally liable for the obligations of the Trust. Thus, the risk of an interestholder incurring financial loss beyond his investment because of interestholder liability is limited to circumstances in which: (1) a court refuses to apply Delaware law; (2) no contractual limitation of liability is in effect; and (3) the Trust itself is unable to meet its obligations. In light of Delaware law, the nature of the Trust's business, and the nature of its assets, SCMI believes that the risk of personal liability to a Trust interestholder is remote.

Under federal securities law, any person or entity that signs a registration statement may be liable for a misstatement or omission of a material fact in the registration statement. The Trust, the Trustees and certain officers are required to sign the registration statement and amendments thereto of certain registered investment companies that invest in the Portfolio. In addition, under federal securities law, the Trust may be liable for misstatements or omissions of a material fact in any proxy soliciting material of a publicly offered investment company investor in the Trust. Each such investor in the Portfolio has agreed to indemnify the Trust, the Trustees and officers ("Indemnitees") against certain claims.

Indemnified claims are those brought against Indemnitees based on a misstatement or omission of a material fact in the investor's registration statement or proxy materials. No indemnification need be made, however, if such alleged misstatement or omission relates to information about the Trust and was supplied to the investor by the Trust. Similarly, the Trust will indemnify each investor in the Portfolio for any claims brought against the investor with respect to the investor's registration statement or proxy materials, to the extent the claim is based on a misstatement or omission of a material fact relating to information about the Trust that is supplied to the investor by the Trust. In addition, certain registered investment company investors in the Portfolio will indemnify each Indemnitee against any claim based on a misstatement or omission of a material fact relating to information about a series of the registered investment company that did not invest in the Trust. The purpose of these cross-indemnity provisions is principally to limit the liability of the Trust to information that it knows or should know and can control.

                 PURCHASE, REDEMPTION AND PRICING OF SECURITIES

PRIVATE SALE OF INTERESTS

Interests in the Portfolio are issued solely in private placement transactions that do not involve any "public offering" within the meaning of section 4(2) of the 1933 Act. All investments in the Portfolio are made and withdrawn at the net asset value per Interest next determined after an order is received by the Portfolio. Net asset value per Interest is calculated by dividing the aggregate value of the Portfolio's assets less all liabilities by the number of shares of the Portfolio outstanding.

Each investment in the Portfolio is in the form of a non-transferable beneficial interest.

DETERMINATION OF NET ASSET VALUE

The Board has established the time for (see Part A) and the following procedures for the valuation of the Portfolio's securities: (1) equity securities listed or traded on the New York or American Stock Exchange or other domestic or foreign stock exchange are valued at their latest sale prices on such exchange that day prior to the time when assets are valued; in the absence of sales that day, such securities are valued at the mid-market prices (in cases where securities are traded on more than one exchange, the securities are valued on the exchange designated as the primary market by the Portfolio's investment adviser); (2) unlisted equity securities for which over-the-counter market quotations are readily available are valued at the latest available mid-market prices prior to the time of valuation; (3) securities (including restricted securities) not having readily-available market quotations are valued at fair value under the Board's procedures; (4) debt securities having a maturity in excess of 60 days are valued at the mid-market prices determined by a portfolio pricing service or obtained from active market makers on the basis of reasonable inquiry; and (5) short-term debt securities (having a remaining maturity of 60 days or less) are valued at cost, adjusted for amortization of premiums and accretion of discount.

When an option is written, an amount equal to the premium received is recorded in the books as an asset, and an equivalent deferred credit is recorded as a liability. The deferred credit is adjusted ("marked-to-market") to reflect the current market value of the option. Options are valued at their mid-market prices in the case of exchange-traded options. In the case of options traded in the over-the-counter market, the average of the last bid price as obtained from two or more dealers, is used, if there is only one dealer, that dealer's price is used. Futures contracts and related options are stated at market value.

Open futures positions on debt securities will be valued at the most recent settlement price, unless that price does not, in the judgment of the Board (or SCMI under the Board's procedures), reflect the fair value of the contract, in which case the positions will be valued under the Board's procedures as stated above.

REDEMPTIONS IN-KIND

In the event that payment for redeemed interests is made wholly or partly in portfolio securities, interestholders may incur brokerage costs in converting the securities to cash. An in-kind distribution of portfolio securities is generally less liquid than cash. The interestholder may have difficulty finding a buyer for portfolio securities received in payment for redeemed shares. Portfolio securities may decline in value between the time of receipt by the interestholder and conversion to cash. A redemption in-kind of portfolio securities could result in a less diversified portfolio of investments for the Portfolio and could affect adversely the liquidity of its investment portfolio.

                                   TAX STATUS

THE PORTFOLIO AS A PARTNERSHIP

The Portfolio is classified for federal income tax purposes as a partnership that is not a "publicly traded partnership." As a result, the Portfolio is not subject to federal income tax; instead, each investor in the Portfolio is required to take into account in determining its federal income tax liability its share of the Portfolio's income, gains, losses, deductions, and credits, without regard to whether it has received any cash distributions from the Portfolio. The Portfolio also is not subject to Delaware income or franchise tax.

Each investor in the Portfolio is deemed to own a proportionate share of the Portfolio's assets and to earn a proportionate share of the Portfolio's income, for, among other things, purposes of determining whether the investor satisfies the requirements to qualify as a regulated investment company ("RIC").
Accordingly, the Portfolio intends to conduct its operations so that its investors that invest substantially all of their assets in the Portfolio and intend to qualify as RICs should be able to satisfy all those requirements.

Distributions to an investor from the Portfolio (whether pursuant to a partial or complete withdrawal or otherwise) will not result in the investor's recognition of any gain or loss for federal income tax purposes, except that:
(1) gain will be recognized to the extent any cash that is distributed exceeds the investor's basis for its interest in the Portfolio before the distribution;
(2) income or gain will be recognized if the distribution is in liquidation of the investor's entire interest in the Portfolio and includes a disproportionate share of any unrealized receivables held by the Portfolio; (3) loss will be recognized to the extent that a liquidation distribution consisting solely of cash and/or unrealized receivables is less than the investor's basis for its interest in the Portfolio prior to the distribution; and (4) gain or loss may be recognized on a distribution to an investor that contributed property to the Portfolio. An investor's basis for its interest in the Portfolio generally will equal the amount of cash and the basis of any property it invests in the Portfolio, increased by the investor's share of the Portfolio's net income and gains and decreased by (a) the amount of cash and the basis of any property the Portfolio distributes to the investor and (b) the investor's share of the Portfolio's losses.

INVESTMENTS IN FOREIGN SECURITIES

Dividends and interest received by the Portfolio may be subject to income, withholding, or other taxes imposed by foreign countries and U.S. possessions that would reduce the return on the security with respect to which the dividend or interest is paid. Tax conventions between certain countries and the United States may reduce or eliminate these foreign taxes, however, and many foreign countries do not impose taxes on capital gains in respect of investments by foreign investors. If, however, more than 50% in value of the Portfolio's total assets at the close of its taxable year consists of securities of foreign corporations, the Portfolio will be eligible, and ordinarily expects to file an election with the Internal Revenue Service ("IRS") pursuant to which interestholders of the Portfolio will be required to include their proportionate share of such withholding taxes in their U.S. income tax returns as gross income; treat such proportionate share as taxes paid by them; and, subject to certain limitations (including a holding period requirement imposed at both the Portfolio and interestholder levels), deduct such proportionate share in computing their taxable incomes or, alternatively, use them as foreign tax credits against their U.S. income taxes. No deductions for foreign taxes, however, may be claimed by noncorporate interestholders who do not itemize deductions. An interestholder that is a nonresident alien individual or a foreign corporation may be subject to U.S. withholding tax on the income resulting from the Portfolio's election described in this paragraph but will not be able to claim a credit or deduction against such U.S. tax for the foreign taxes treated as having been paid by such interestholder. The Portfolio will report annually to its interestholders their proportionate shares of such withholding taxes.

The Portfolio may invest in the stock of "passive foreign investment companies" ("PFICs"). A PFIC is a foreign corporation that, in general, meets either of the following tests: (1) at least 75% of its gross income is passive; or (2) an average of at least 50% of its assets produce, or are held for the production of, passive income. Under certain circumstances, RICs and certain other investors that hold stock of a PFIC indirectly, through an interest in the Portfolio, will be subject to federal income tax on a portion of any "excess distribution" received on the stock or of any gain on disposition of the stock (collectively "PFIC income"), plus interest thereon, even if the RIC distributes the PFIC income as a taxable dividend to its shareholders. The balance of the PFIC income will be included in the RIC's investment company taxable income and, accordingly, will not be taxable to it to the extent that income is distributed to its shareholders.

If the Portfolio invests in a PFIC and elects to mark such investment to market annually or to treat the PFIC as a "qualified electing fund," then in lieu of the foregoing tax and interest obligation, the Portfolio would be required to include in income each year its pro rata share of the qualified electing fund's annual ordinary earnings and net capital gain (the excess of net long-term capital gain over net short-term capital loss) - which most likely would have to be distributed by the Portfolio's RIC investors to satisfy the distribution requirements applicable to them - even if those earnings and gain were not received by the Portfolio. In most instances it will be very difficult, if not impossible, to make this election because of certain requirements thereof.

The Portfolio's transactions in foreign currencies, foreign currency-denominated debt securities and certain foreign currency options, futures contracts and forward contracts (and similar instruments) may give rise to ordinary income or loss to the extent such income or loss results from fluctuations in the value of the foreign currency concerned.

OTHER PORTFOLIO INVESTMENTS

If the Portfolio engages in hedging transactions, including hedging transactions in options, futures contracts, and straddles, or other similar transactions, it will be subject to special tax rules (including constructive sale, mark-to-market, straddle, wash sale, and short sale rules), the effect of which may be to accelerate income to the Portfolio, defer losses to the Portfolio, cause adjustments in the holding periods of the Portfolio's securities, or convert short-term capital losses into long-term capital losses. These rules could, therefore, adversely affect the amount, timing and character of interestholder income. The Portfolio will endeavor to make any available elections pertaining to such transactions in a manner believed to be in the best interests of the Portfolio.

"Constructive sale" provisions apply to activities by the Portfolio which lock-in gain on an "appreciated financial position." Generally, a "position" is defined to include stock, a debt instrument, or partnership interest, or an interest in any of the foregoing, including through a swap contract, or a future or forward contract. The entry into a swap contract or a future or forward contract relating to an appreciated direct position in any stock or debt instrument, or the acquisition of stock or debt instrument at a time when the Portfolio occupies an offsetting (short) appreciated position in the stock or debt instrument, is treated as a "constructive sale" that gives rise to the immediate recognition of gain (but not loss). The application of these provisions may cause the Portfolio to recognize taxable income from these offsetting transactions in excess of the cash generated by such activities.

The Portfolio may write, purchase or sell options or futures contracts. Unless the Portfolio is eligible to, and does, make a special election, such options and futures contracts that are "Section 1256 contracts" will be "marked to market" for federal income tax purposes at the end of each taxable year (I.E., each option or futures contract will be treated as sold for its fair market value on the last day of the taxable year). In general, unless such special election is made, gain or loss from transactions in options and futures contracts will be 60% long-term and 40% short-term capital gain or loss.

Code Section 1092, which applies to certain "straddles," may affect the taxation of a fund's transactions in options and futures contracts. Under Section 1092, the Portfolio may be required to postpone recognition for tax purposes of losses incurred in certain closing transactions in options and futures.

WITHHOLDING

Ordinary income paid to interestholders who are nonresident aliens is subject to a 30% U.S. withholding tax under existing provisions of the Code applicable to foreign individuals and entities unless a reduced rate of withholding or a withholding exemption is provided under applicable treaty law. Nonresident interestholders are urged to consult their own tax advisors concerning the applicability of the U.S. withholding tax.

The Trust is required to report to the IRS all distributions and gross proceeds from the redemption of Interests (except in the case of certain exempt interestholders). All such distributions and proceeds generally will be subject to the withholding of federal income tax at a rate of 31% ("backup withholding") in the case of non-exempt interestholders if: (1) the interestholder fails to furnish the Trust with and to certify the interestholder's correct taxpayer identification number; (2) the IRS notifies the Trust that the interestholder has failed to report properly certain interest and dividend income to the IRS and to respond to notices to that effect; or (3) when required to do so, the interestholder fails to certify that it is not subject to backup withholding. If the withholding provisions are applicable, any such distributions or proceeds will be reduced by the amount required to be withheld. Any amounts withheld may be credited against the interestholder's federal income tax liability.

Whether the new federal tax regulations (effective for payments made on or after January 1, 1999, although transition rules will apply) will increase the U.S. federal income taxation of a interestholder who, under the Code, is a non-resident alien individual, a foreign trust or estate, foreign corporation or foreign partnership ("non-U.S. interestholder") depends on whether the income from the Portfolio is "effectively connected" with a U.S. trade or business carried on by such interestholder. Ordinarily, income from the Portfolio will not be treated as so "effectively connected."

If the income from the Portfolio is not treated as "effectively connected" with a U.S. trade or business carried on by the non-U.S. interestholders, dividends of net investment income (which includes short-term capital gains), whether received in cash or reinvested in shares, will be subject to a U.S. federal income tax of 30% (or lower treaty rate), which tax is generally withheld from such dividends. Furthermore, such non-U.S. interestholders may be subject to U.S. federal income tax at the rate of 30% (or lower treaty rate) on their income resulting from a Fund's election (described above) to "pass through" the amount of non-U.S. taxes paid by the Portfolio, but may not be able to claim a credit or deduction with respect to the non-U.S. income taxes treated as having been paid by them.

A non-U.S. interestholder whose income is not treated as "effectively connected" with a U.S. trade or business generally will not be subject to U.S. federal income taxation on distributions of net long-term capital gains and any gain realized upon the sale of Portfolio shares. If the non-U.S. interestholder is treated as a non-resident alien individual but is physically present in the United States for more than 182 days during the taxable year, then in certain circumstances such distributions of net long-term capital gains amounts retained by the Portfolio which is designated as undistributed capital gains and gain from the sale of the Portfolio shares will be subject to a U.S. federal income tax of 30% (or lower treaty rate). In the case of a non-U.S. interestholder who is a non-resident alien individual, the Portfolio may be required to withhold U.S. federal income tax at a rate of 31% of distributions (including distributions of net long-term capital gains) unless IRS Form W-8 is provided.

If the income from the Portfolio is "effectively connected" with a U.S. trade or business carried on by a non-U.S. interestholder, then distributions of net investment income (which includes short-term capital gains) whether received in cash or reinvested in shares, net long-term capital gains and amounts otherwise includable in income (such as amounts retained by the Portfolio which are designated as undistributed capital gains and any gains realized upon the sale of shares of the Portfolio), will be subject to U.S. federal income tax at the graduated rates applicable to U.S. taxpayers. Non-U.S. interestholders that are corporations may also be subject to the branch profits tax.

Transfers of shares of the Portfolio by gift by a non-U.S. interestholder will generally not be subject to U.S. federal gift tax, but the value of shares of the Portfolio held by such an interestholder at death will be includable in the interestholder's gross estate for U.S. federal income tax purposes.

GENERAL

The income tax and estate tax consequences to a non-U.S. interestholder entitled to claim the benefits of an applicable tax treaty may be different from those described herein. Non-U.S. interestholders may be required to provide appropriate documentation to establish their entitlement to the benefits of such a treaty. Non-U.S. interestholders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in the Portfolio.

The foregoing discussion relates only to federal income tax law. Income from the Portfolio also may be subject to foreign, state and local taxes, and their treatment under foreign, state and local income tax laws may differ from the federal income tax treatment. Interestholders should consult their tax advisors with respect to particular questions of federal, foreign, state and local taxation.

                                 PLACEMENT AGENT

Forum Financial Services, Inc., Two Portland Square, Portland, Maine 04101, serves as the Trust's placement agent (underwriter). The placement agent receives no compensation for its services.

                        CALCULATIONS OF PERFORMANCE DATA

The Portfolio calculates its yields and returns in accordance with SEC prescribed formulas. The Portfolio may also calculate performance information using other methodologies.

                              FINANCIAL STATEMENTS

The fiscal year end of Schroder Emerging Markets Fund Institutional Portfolio is October 31.

Financial statements for the Portfolio's semi-annual period and fiscal year will be distributed to interestholders. The Board in the future may change the fiscal year end of the Portfolio; the tax year end of the Portfolio may change due to the year ends of the interestholders under certain circumstances.

The annual report for the Portfolio for the year ended October 31, 1997, including the independent auditors' reports thereon, and the semi-annual report for the Portfolio for the period ended April 30, 1998 may be obtained, free of charge, by calling the interestholder recordkeeker (transfer agent) at 1-800-344-8332.

                                     PART C
                                OTHER INFORMATION

ITEM 24.  FINANCIAL STATEMENTS AND EXHIBITS

         (a)      Financial statements:

                           Part A:  None.

                           Part B:
                           Audited Financial Statements for the fiscal year ended October 31, 1997 including Schedule of Investments, Statement of Assets and Liabilities, Statement of Operations, Statements of Changes in Net Assets, Financial Highlights, Notes to Financial Statements and Report of Independent Accountants for Schroder Emerging Markets Fund Institutional Portfolio (Annual Report filed via EDGAR on January 9, 1998 accession number 0001004402-98-00018).

                           Unaudited financial statements for the period ended April 30, 1998 including Schedule of Investments, Statement of Assets and Liabilities, Statement of Operations, Statement of Changes in Net Assets, Fianancial Highlights, Notes to Financial Statements for Schroder Emerging Markets Fund Institutional
                           Portfolio (Semi-Annual Reports filed via EDGAR on July 9, 1998, accession number 0001004402-98-000377).

         (b)      Exhibits:

                  (1) Trust Instrument of Registrant dated September 6, 1995 as amended November 30, 1995 and restated March 13, 1998 (see Note 1).

                  (2)      Not applicable.

                  (3)      Not applicable.

                  (4) See the following Articles and Sections in the Trust Instrument filed as Exhibit (1): Article II, Section 2.3, 2.4; Article V; Article VI; Article VII; Article IX; and Article X.

                  (5)      (a)      Investment  Advisory  Agreement  between
                                    Registrant and Schroder  Capital  Management
                                    International Inc. ("SCMI") dated as of March 15, 1996 with respect to Schroder
                                    International Smaller Companies Portfolio and Schroder Global Asset Allocation
                                    Portfolio (see Note 2).

                           (b) Investment Advisory Agreement between Registrant and SCMI dated as of September 13, 1995 with respect to International Equity Fund and Schroder Emerging Markets Fund Institutional Portfolio (see Note 3).

                           (c) Investment Advisory Agreement between Registrant and SCMI dated as of September 18, 1997 with respect to Schroder Global Growth Portfolio (see Note 3).

                           (d) Investment Advisory Agreement between Registrant and SCMI dated as of May 16, 1996 with respect to Schroder U.S. Smaller Companies Portfolio, Schroder EM Core Portfolio, Schroder Asian Growth Fund Portfolio, and Schroder Japan Portfolio (see
                                    Note 4).

                           (e) Investment Subadvisory Agreement between Registrant, SCMI and Schroder Investment Management International Ltd. ("SIMIL") dated as of June 15, 1998 with respect to Schroder International Smaller Companies Portfolio (see Note 1).


                  (6)      Not applicable.

                  (7)      Not applicable.

                  (8) Global Custody Agreement between Registrant and The Chase Manhattan Bank, N.A. dated as of September 13, 1995 with respect to International Equity Fund, Schroder Emerging Markets Fund Institutional Portfolio, Schroder International Smaller Companies Portfolio, Schroder Global Asset Allocation Portfolio, Schroder U.S. Smaller Companies Portfolio, Schroder EM Core Portfolio, Schroder Japan Portfolio, Schroder European Growth Portfolio, Schroder Asian Growth Fund Portfolio, Schroder United Kingdom Portfolio, and Schroder Global Growth Portfolio (see
                           Note 3).

                  (9)      (a)      Administration Agreement between Registrant
                                    and Schroder Fund Advisors Inc.  ("Schroder
                                    Advisors") dated as of November 26, 1996 with respect to International Equity Fund, Schroder Emerging Markets Fund Institutional
                                    Portfolio, Schroder U.S. Smaller Companies
                                    Portfolio, Schroder International  Smaller
                                    Companies Portfolio, Schroder EM Core
                                    Portfolio, Schroder Global Growth Portfolio,
                                    Schroder Asian Growth Fund Portfolio, and
                                    Schroder Japan Portfolio (see Note 4).

                           (b) Subadministration Agreement between Registrant and Forum Administrative Services, LLC dated as of February 1, 1997 with respect to International Equity Fund, Schroder Emerging Markets Fund Institutional Portfolio, Schroder U.S. Smaller Companies Portfolio, Schroder International Smaller Companies Portfolio, Schroder Global Growth Portfolio, Schroder EM Core Portfolio, Schroder Asian Growth Fund Portfolio, and Schroder Japan Portfolio (see Note 4).

                           (c)      Transfer Agency and Fund Accounting
                                    Agreement between Registrant and Forum
                                    Financial Corp. dated as of September 13,
                                    1995 with respect to International Equity
                                    Fund, Schroder Emerging Markets Fund
                                    Institutional Portfolio, Schroder
                                    International Smaller Companies Portfolio,
                                    Schroder Global Asset Allocation Portfolio,
                                    Schroder U.S. Smaller Companies Portfolio,
                                    Schroder EM Core Portfolio, Schroder Japan
                                    Portfolio, Schroder European Growth
                                    Portfolio, Schroder Asian Growth Fund
                                    Portfolio, Schroder United Kingdom
                                    Portfolio, and Schroder Global Growth
                                    Portfolio (see Note 3).

                           (d) Placement Agent Agreement between Registrant and Forum Financial Services, Inc. dated as of September 13, 1995 with respect to International Equity Fund, Schroder Emerging Markets Fund Institutional Portfolio, Schroder International Smaller Companies Portfolio, Schroder Global Asset Allocation Portfolio, Schroder U.S. Smaller Companies Portfolio, Schroder EM Core Portfolio, Schroder Japan Portfolio, Schroder European Growth Portfolio, Schroder Asian Growth Fund Portfolio, Schroder United Kingdom Portfolio, and Schroder Global Growth Portfolio (see Note 3).

                  (10)     Not applicable.

                  (11)     Not applicable.

                  (12) Audited Financial Statements for the fiscal year ended October 31, 1997 including Report of Independent Accountants, Statements of Assets and Liabilities, Statements of Operations, Statement of Changes in Net Assets, Financial Highlights, Notes to Fianncial Statements and Schedules of Investments for Schroder Emerging Markets Fund Institutional Portfolio (filed herewith).

                           Unaudited Financial Statements for the fiscal year ended April 30, 1998 including Report of Independent Accountants, Statements of Assets and Liabilities, Statements of Operations, Statement of Changes in Net Assets, Financial Highlights, Notes to Fianncial Statements and Schedules of Investments for Schroder Emerging Markets Fund Institutional Portfolio (filed herewith).



                  (13)     Not applicable.

                  (14)     Not applicable.

                  (15)     Not applicable.

                  (16)     Not applicable.

                  (17)     Financial Data Schedules (see Note 5).

                  (18)     Not applicable.

         ---------------
Notes:

          (1)  Exhibit  incorporated  by reference as filed in Amendment  No. 12
               via   EDGAR   on   September    28,   1998    accession    number
               0001004402-98-000531.

          (2) Exhibit incorporated by reference as filed in Amendment No. 4 via EDGAR on March 13, 1997, accession number 0000912057-97-008728.

          (3)  Exhibit incorporated by reference as filed in Amendment No. 9 via
               EDGAR    on    February     12,    1998,     accession     number
               0001004402-98-000117.

          (4)  Exhibit  incorporated  by reference as filed in Amendment  No. 11
               via    EDGAR    on   March    19,    1998,    accession    number
               001004402-98-000199.

          (5)  Exhibit  incorporated  by reference as filed in Amendment  No. 12
               via   EDGAR   on   September   28,   1998,    accession    number
               0001004402-98-000526.

ITEM 25.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

         None.

ITEM 26.  NUMBER OF HOLDERS OF INTERESTS

           -------------------------------------------------------------------------- ------------------------------
           Title of Series                                                              Number of Interestholders
                                                                                         as of September 1, 1998
           -------------------------------------------------------------------------- ------------------------------

           -------------------------------------------------------------------------- ------------------------------
           International Equity Fund                                                                4
           -------------------------------------------------------------------------- ------------------------------
           Schroder EM Core Portfolio                                                              10
           -------------------------------------------------------------------------- ------------------------------
           Schroder International Smaller Companies Portfolio                                       2
           -------------------------------------------------------------------------- ------------------------------
           Schroder U.S. Smaller Companies Portfolio                                                5
           -------------------------------------------------------------------------- ------------------------------
           Schroder Emerging Markets Fund Institutional Portfolio                                   2
           -------------------------------------------------------------------------- ------------------------------
           Schroder Global Growth Portfolio                                                         4
           -------------------------------------------------------------------------- ------------------------------
           Schroder Asian Growth Fund Portfolio                                                     1
           -------------------------------------------------------------------------- ------------------------------
           Schroder Japan Portfolio                                                                 1
           -------------------------------------------------------------------------- ------------------------------

ITEM 27.  INDEMNIFICATION

         Registrant currently holds a joint directors' and officers'/errors and omissions insurance policy pursuant to Rule 17d-1(d)(7).

         The general effect of Article 5 of Registrant's Trust Instrument (filed as Exhibit (1) and incorporated herein by reference) is to indemnify existing or former trustees and officers of Registrant to the fullest extent permitted by law against liability and expenses. There is no indemnification if, among other things, any such person is adjudicated liable to the Registrant or its interestholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

ITEM 28.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

(a)      Schroder Capital Management International Inc.

         The following is a description of any business, profession, vocation or employment of a substantial nature in which the investment adviser of the registrant, Schroder Capital Management International Inc. ("SCMI"), and each trustee or officer of the investment adviser is or has been, at any time during the past two years, engaged for his or her own account or in the capacity of trustee, officer or employee. The address of each company listed, unless otherwise noted, is 787 Seventh Avenue, 34th Floor, New York, NY 10019. Schroder Capital Management International Limited ("Schroder Ltd."), a United Kingdom affiliate of SCMI, provides investment management services to international clients located principally in the United Kingdom.

           ---------------------------------- ------------------------------------ ----------------------------------
           Name                               Title                                Business Connections
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           David M. Salisbury                 Chairman, Director                   SCMI

                                              ------------------------------------ ----------------------------------
                                              Chief Executive, Director            Schroder Ltd.*
                                              ------------------------------------ ----------------------------------
                                              Director                             Schroders plc.*
                                              ------------------------------------ ----------------------------------
                                              Trustee and Officer                  Schroder Series Trust II
           ---------------------------------- ------------------------------------ ----------------------------------





           ---------------------------------- ------------------------------------ ----------------------------------
           Name                               Title                                Business Connections
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Richard R. Foulkes                 Deputy Chairman, Director            SCMI
                                              ------------------------------------ ----------------------------------
                                              Deputy Chairman                      Schroder Ltd.*
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Officer                              Certain open end management
                                                                                   investment companies for which
                                                                                   SCMI and/or its affiliates
                                                                                   provide investment services
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           John A. Troiano                    Chief Executive, Director            SCMI
                                              ------------------------------------
                                                                                   ----------------------------------
                                              Chief Executive, Director            Schroder Ltd.*
                                              ------------------------------------ ----------------------------------
                                                                                   ----------------------------------
                                              Officer                              Certain open end management
                                                                                   investment companies for which
                                                                                   SCMI and/or its affiliates
                                                                                   provide investment services
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Sharon L. Haugh                    Executive Vice President, Director   SCMI
                                                                                   ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Director, Chairman                   Schroder Fund Advisors Inc.
                                              ------------------------------------ ----------------------------------
                                              Director                             Schroder Ltd.*
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Chairman, Director                   Schroder Capital Management Inc.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Trustee                              Certain open end management
                                                                                   investment companies for which
                                                                                   SCMI and/or its affiliates
                                                                                   provide investment services
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Gavin D. L. Ralston                Senior Vice President, Managing      SCMI
                                              Director
                                              ------------------------------------ ----------------------------------
                                              Director                             Schroder Ltd.*
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Mark J. Smith                      Senior Vice President, Director      SCMI
                                              ------------------------------------ ----------------------------------
                                              Senior Vice President, Director      Schroder Ltd.*
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Director                             Schroder Fund Advisors Inc.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Trustee and Officer                  Certain open end management
                                                                                   investment companies for which
                                                                                   SCMI and/or its affiliates
                                                                                   provide investment services
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Robert G. Davy                     Senior Vice President, Director      SCMI
                                              ------------------------------------ ----------------------------------
                                              Director                             Schroder Ltd.*
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Officer                              Certain open end management
                                                                                   investment companies for which
                                                                                   SCMI and/or its affiliates
                                                                                   provide investment services
           ---------------------------------- ------------------------------------ ----------------------------------





           ---------------------------------- ------------------------------------ ----------------------------------
           Name                               Title                                Business Connections
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Jane P. Lucas                      Senior Vice President, Director      SCMI
                                              ------------------------------------ ----------------------------------
                                              Director                             Schroder Fund Advisors Inc.
                                              ------------------------------------ ----------------------------------
                                              Director                             Schroder Capital Management Inc.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Officer                              Certain open end management
                                                                                   investment companies for which
                                                                                   SCMI and/or its affiliates
                                                                                   provide investment services
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           David R. Robertson                 Group Vice President                 SCMI
                                              ------------------------------------ ----------------------------------
                                              Senior Vice President                Schroder Fund Advisors Inc.
                                                                                   ----------------------------------
                                              ------------------------------------
                                              Director of Institutional Business   Oppenheimer Funds, Inc.
                                                                                   resigned 2/98
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Michael M. Perelstein              Senior Vice President, Director      SCMI
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Senior Vice President, Director      Schroders Ltd.*
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Managing Director                    MacKay Shields Financial
                                                                                   Corporation
                                                                                   resigned 11/96
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Louise Croset                      First Vice President, Director       SCMI
                                              ------------------------------------ ----------------------------------
                                              First Vice President                 Schroder Ltd.*
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Trustee and Officer                  Schroder Series Trust II
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Ellen B. Sullivan                  Group Vice President, Director       SCMI
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Director                             Schroder Capital Management Inc.
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Catherine A. Mazza                 Group Vice President                 SCMI
                                              ------------------------------------ ----------------------------------
                                              President, Director                  Schroder Fund Advisors Inc.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Director                             Schroder Capital Management Inc.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Trustee and Officer                  Certain open end management
                                                                                   investment companies for which
                                                                                   SCMI and/or its affiliates
                                                                                   provide investment services
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Heather F. Crighton                First Vice President, Director       SCMI
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              First Vice President, Director       Schroder Ltd.*
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Ira Unschuld                       Group Vice President                 SCMI
                                              ------------------------------------ ----------------------------------
                                              Officer                              Certain open end management
                                                                                   investment companies for which
                                                                                   SCMI and/or its affiliates
                                                                                   provide investment services
           ---------------------------------- ------------------------------------ ----------------------------------





           ---------------------------------- ------------------------------------ ----------------------------------
           Name                               Title                                Business Connections
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Paul M. Morris                     Senior Vice President                SCMI
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Director                             Schroder Capital Management Inc.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Principal, Senior Portfolio Manager  Weiss, Peck & Greer LLC
                                                                                   resigned 12/96
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Susan B. Kenneally                 First Vice President, Director       SCMI
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              First Vice President, Director       Schroder Ltd.*
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Jennifer A. Bonathan               First Vice President, Director       SCMI
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              First Vice President, Director       Schroder Ltd.*
           ---------------------------------- ------------------------------------ ----------------------------------

*Schroder Ltd. and Schroders plc. are located at 31 Gresham St., London EC2V 7QA, United Kingdom.

(b)      Schroder Investment Management International Ltd.

The  following  is a  description  of  any  business,  profession,  vocation  or employment of a substantial nature in which the investment subadviser of Schroder International Smaller Companies Portfolio, Schroder Investment Management International Ltd. ("SIMIL"), and each trustee or officer of the investment subadviser is or has been, at any time during the past two years, engaged for his or her own account or in the capacity of trustee, officer or employee. The address of each company listed below is set forth in the note following the table. Schroder Capital Management International Limited ("Schroder Ltd."), a United Kingdom affiliate of SCMI, provides investment management services to international clients located principally in the United Kingdom.

           ---------------------------------- ------------------------------------ ----------------------------------
           Name                               Title                                Business Connections*
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Hugh Westrope Bolland              Director                             SIMIL
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Director                             Schroders (C.I.) Limited
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Director                             Schroder Investment Management
                                                                                   (Hong Kong)
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Director                             Schroder Properties Limited
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Director                             Schroder Personal Investment
                                                                                   Management
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Director, Chief Executive Officer    Schroder Investment Management
                                                                                   Limited
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Chairman                             Schroder Investment Management
                                                                                   (Australasia) Limited
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Chairman                             Schroder Investment Management
                                                                                   (UK) Limited
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Jennifer A. Bonathan               Director                             SIMIL
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              First Vice President, Director       Schroder Capital Management
                                                                                   International Limited
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              First Vice President, Director       SCMI
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              First Vice President, Director       Schroder Ltd.
           ---------------------------------- ------------------------------------ ----------------------------------





           ---------------------------------- ------------------------------------ ----------------------------------
           Name                               Title                                Business Connections*
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Nigel J. Burnham                   Director                             SIMIL
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Finance Officer, First Vice          SCMI
                                              President
                                              ------------------------------------ ----------------------------------
                                              Finance Officer, First Vice          Schroder Capital Management
                                              President                            International Limited
                                              ------------------------------------ ----------------------------------
                                              Assistant Vice President             Schroder Fund Advisors, Inc.
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Denis H. Clough                    Director                             SIMIL
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Director                             Schroder Capital Management
                                                                                   International Limited
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Director                             Schroder Investment Management
                                                                                   (UK) Limited
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Robert G. Davy                     Director                             SIMIL
                                              ------------------------------------ ----------------------------------
                                              Senior Vice President, Director      SCMI
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Director                             Schroder Ltd.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Officer                              Certain open end management
                                                                                   investment companies for which
                                                                                   SCMI and/or its affiliates
                                                                                   provide investment services
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Richard R. Foulkes                 Deputy Chairman, Director            SIMIL
                                              ------------------------------------ ----------------------------------
                                              Deputy Chairman, Director            SCMI
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Deputy Chairman                      Schroder Ltd.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Officer                              Certain open end management
                                                                                   investment companies for which
                                                                                   SCMI and/or its affiliates
                                                                                   provide investment services
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Phillipa J. Gould                  Director                             SIMIL
                                              ------------------------------------
                                                                                   ----------------------------------
                                              Director, Senior Vice President      SCMI
                                              ------------------------------------ ----------------------------------
                                                                                   ----------------------------------
                                              Director                             Schroder Capital Management
                                                                                   International Limited
                                              ------------------------------------ ----------------------------------
                                                                                   ----------------------------------
                                              Director                             Schroder Investment Management
                                                                                   International Inc.
                                              ------------------------------------ ----------------------------------
                                                                                   ----------------------------------
                                              Director                             Schroder Investment Management
                                                                                   International (Europe) Limited
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Madeleine S. Hall                  Director                             SIMIL
                                                                                   ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Director                             Schroder Investment Management
                                                                                   (UK) Limited
                                              ------------------------------------ ----------------------------------
                                              Assistant Director                   Schroder Investment Management
                                                                                   Limited
           ---------------------------------- ------------------------------------ ----------------------------------





           ---------------------------------- ------------------------------------ ----------------------------------
           Name                               Title                                Business Connections*
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Jeremy A. Hill                     Chairman, Director                   SIMIL
                                              ------------------------------------ ----------------------------------
                                              Commissioner                         PT Schroder Investment
                                                                                   Management Indonesia
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Chairman                             Schroder Investment Management
                                                                                   (Hong Kong) Limited
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Chairman                             Schroder Investment Management
                                                                                   (Japan) Limited
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Chairman                             Korea Schroder Fund Management
                                                                                   Limited
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Director                             Schroder Investment Management
                                                                                   Limited
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Director/Chairman                    Certain open end management
                                                                                   investment companies for which
                                                                                   SCMI and/or its affiliates
                                                                                   provide investment services
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Ian Johnson                        Secretary                            SIMIL
                                              ------------------------------------ ----------------------------------
                                              Secretary                            Schroder Capital Management
                                                                                   International Limited
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Assistant Secretary                  J. Henry Schroder & Co., Limited
           ---------------------------------- ------------------------------------ ----------------------------------

           --------------------------------- ------------------------------------- ----------------------------------
           Jan Anthony Kingzett              Director                              SIMIL
                                             ------------------------------------- ----------------------------------
                                             Deputy Chairman                       Schroder Investment Management
                                                                                   (Japan) Limited
                                             ------------------------------------- ----------------------------------
                                             Chairman                              Schroder Investment Trust
                                                                                   Management Limited
                                             ------------------------------------- ----------------------------------
                                             ------------------------------------- ----------------------------------
                                             Director                              Schroder Investment Management
                                                                                   (Singapore) Limited
                                             ------------------------------------- ----------------------------------
                                             ------------------------------------- ----------------------------------
                                             Director                              Schroder Investment Management
                                                                                   Limited
                                             ------------------------------------- ----------------------------------
                                             ------------------------------------- ----------------------------------
                                             Director                              Certain open end management
                                                                                   investment companies for which
                                                                                   SCMI and/or its affiliates
                                                                                   provide investment services
           --------------------------------- ------------------------------------- ----------------------------------

           --------------------------------- ------------------------------------- ----------------------------------
           Maggie Lay Wah Lee                Director                              SIMIL
                                             ------------------------------------- ----------------------------------
                                             Director                              Schroder Investment Management
                                                                                   (Singapore) Limited
                                                                                   ----------------------------------
                                             -------------------------------------
                                             Director                              Schroder Investment Management
                                                                                   Limited
           --------------------------------- ------------------------------------- ----------------------------------





           ---------------------------------- ------------------------------------ ----------------------------------
           Name                               Title                                Business Connections*
           ---------------------------------- ------------------------------------ ----------------------------------

           --------------------------------- ------------------------------------- ----------------------------------
           Richard A. Mountford              Chief Executive Officer, Chief        SIMIL
                                             Operating Officer, Director
                                             ------------------------------------- ----------------------------------
                                             ------------------------------------- ----------------------------------
                                             Director, Deputy Chairman             Schroder Investment Management
                                                                                   (Singapore) Limited
                                             ------------------------------------- ----------------------------------
                                             ------------------------------------- ----------------------------------
                                             Director                              Schroder Investment Management
                                                                                   (UK) Limited
                                             ------------------------------------- ----------------------------------
                                             ------------------------------------- ----------------------------------
                                             Director                              Schroder Investment Management
                                                                                   Limited
           --------------------------------- ------------------------------------- ----------------------------------
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Nicola Ralston                     Deputy Chairman, Director            SIMIL
                                              ------------------------------------ ----------------------------------

                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Nicola Jane Richards               Director                             SIMIL
                                              ------------------------------------ ----------------------------------
                                              Division Director                    Schroder Investment Management
                                                                                   Limited
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Christopher N. Rodgers             Director                             SIMIL
                                              ------------------------------------ ----------------------------------
                                              Director                             Schroder Investment Management
                                                                                   Limited
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Director                             Schroder Investment Management
                                                                                   (UK) Limited
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           David M. Salisbury                 Director                             SIMIL

                                              ------------------------------------ ----------------------------------
                                              Chairman, Director                   SCMI
                                              ------------------------------------ ----------------------------------
                                              Chief Executive, Director            Schroder Ltd.
                                              ------------------------------------ ----------------------------------
                                              Director                             Schroders plc.
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Trustee and Officer                  Schroder Series Trust II
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Daniele Serruya                    Director                             SIMIL
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Assistant Director, Investment       Schroder Investment Management
                                              Manager                              Limited
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Olaf N. Siedler                    Director                             SIMIL
                                              ------------------------------------ ----------------------------------
                                              Director                             Schroder Investment Management
                                                                                   (UK) Limited
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Investment Manager                   Schroder Investment Management
                                                                                   Limited
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Hugh M. Stewart                    Director                             SIMIL
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Director                             Schroder Investment Management
                                                                                   (UK) Limited
                                              ------------------------------------ ----------------------------------
                                              ------------------------------------ ----------------------------------
                                              Investment Manager                   Schroder Investment Management
                                                                                   Limited
           ---------------------------------- ------------------------------------ ----------------------------------





           ---------------------------------- ------------------------------------ ----------------------------------
           Name                               Title                                Business Connections*
           ---------------------------------- ------------------------------------ ----------------------------------

           ---------------------------------- ------------------------------------ ----------------------------------
           Thomas J. Willoughby               Chief Compliance Officer             SIMIL
                                              ------------------------------------ ----------------------------------
                                              Schroder Unit Trust Limited          Director
           ---------------------------------- ------------------------------------ ----------------------------------

Each of SCMI, Schroder Capital Management International Limited, Schroder Investment Management Limited, Schroder Investment Management (UK) Limited, Schroder Investment Management (Europe), Korea Schroder Fund Management Limited and Schroder Personal Investment Management, are located at 33 Gutter Lane, London EC2V 8AS United Kingdom.

Schroder Investment Management (Singapore) Limited is located at #47-01 OCBC Centre, Singapore.

Schroder Investment Management (Hong Kong) Limited is located at 8 Connaight Place, Hong Kong.

Schroder Investment Management (Australasia) Limited is located at 225 George Place, Sydney Australia.

PT Schroder Investment Management Indonesia is located at Lippo Plaza Bldg., 25 Jakarta, 12820.

Schroders (C.I.) Limited is located at St. Peter Port, Guernsey, Channel Islands, GY1 3UF.

Schroder Properties Limited is located at Senator House, 85 Queen Victoria Street, London EC4V 4EJ, United Kingdom.

Schroder Fund Advisors Inc. is located at 787 Seventh Avenue, 34th Floor, New York, NY 10019.

Schroder Ltd. and Schroders plc. are located at 31 Gresham St., London EC2V 7QA, United Kingdom.


ITEM 29.  PRINCIPAL UNDERWRITERS

         (a)      Forum  Financial  Services,   Inc.  is  the  Registrant's
                  placement  agent.  Registrant  has  no
                  underwriters.

         (b)      Not applicable.

         (c)      Not applicable.

ITEM 30.  LOCATION OF ACCOUNTS AND RECORDS

The accounts, books and other documents required to be maintained by Section 31(a) of the 1940 Act and the Rules thereunder are maintained at the offices of SCMI (investment management records) and Schroder Fund Advisors, Inc. (administrator records), 787 Seventh Avenue, New York, New York, 10019, except that certain items are maintained at the following locations:

         (a) Forum Accounting Services, LLC, Two Portland Square, Portland, Maine 04101 (portfolio accounting records).

         (b) Forum Administrative Services, LLC, Two Portland Square, Portland, Maine 04101 (corporate minutes and all other records required under the Subadministration Agreement).

         (c)      Forum   Shareholder   Services,   LLC,  Two  Portland  Square,
                  Portland, Maine 04101 (unitholder records).

ITEM 31.  MANAGEMENT SERVICES

         Not applicable.

ITEM 32.  UNDERTAKINGS

         None.

                                   SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, as amended, the Registrant has duly caused this amendment to its Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of New York and State of New York on the 22nd day of October, 1998.

                                                SCHRODER CAPITAL FUNDS


                                                By:/s/ Catherine A. Mazza
                                                   -----------------------------
                                                         Catherine A. Mazza
                                                         Vice President

                                INDEX TO EXHIBITS

(12)     Audited Financial Statements and Unaudited Financial Statements